Exhibit 10.6

EXCLUSIVE DISTRIBUTION AGREEMENT

This EXCLUSIVE DISTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of August 2, 2012 (the “Effective Date”) by and between Kamada Ltd., an Israeli corporation (collectively with its Affiliates, “Kamada”), whose principal office is at Science Park, Kiryat Weizmann, 7 Sapir Street, Ness Ziona 74140, Israel, and Chiesi Farmaceutici S.p.A (“Chiesi”), an Italian corporation whose registered office is at Via Palermo 26/A, 43122 Parma, Italy.

RECITALS

WHEREAS, Kamada is in the business of developing, manufacturing, marketing, and selling biopharmaceutical products, including AAT (as defined below), and owns certain Intellectual Property (as defined below), Confidential Information (as defined below), and Regulatory Approvals (as defined below) relating to AAT biopharmaceutical products;

WHEREAS, Kamada has developed and manufactures the Product (as defined below) and desires to grant to Chiesi the exclusive right to Commercialize the Product in the Territory (as each is defined below);

WHEREAS, Kamada and PARI (as defined below) have collaborated to develop the Device (as defined below) and are parties to a Commercialization Agreement (as defined below) and other agreements for the commercialization and supply of the Device and Device Accessories (as defined below) related thereto;

WHEREAS, Chiesi is in the business of developing, marketing, and selling, inter alia, respiratory pharmaceuticals;

WHEREAS, Chiesi has the knowledge, facilities, and means to Commercialize the Product in the Territory and is willing to act as Kamada’s exclusive distributor for the Product in the Territory; and

WHEREAS, Kamada and Chiesi desire to enter into this Agreement to set forth the terms and conditions of such Commercialization right.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and agreements contained herein, the Parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

1.1            “AAT” shall mean human alpha-1 antitrypsin.

1.2           “Actual Damages” shall have the meaning set forth in Section14.3(b).

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1.3           “Additional Annual True Up” shall have the meaning set forth in Section 5.1(c).

1.4           “Additional Clinical Studies” shall have the meaning set forth in Section 3.2(a).

1.5           “Additional Countries” shall have the meaning set forth in Section 3.1(d).

1.6           “Additional Indications Product” shall have the meaning set forth in Section 2.1 (f).

1.7           “Additional Market Price” of each 4 mL vial of Product with respect to a particular year shall mean a price equal to [*****] obtained by [*****]: (A) (i) [*****] during the [*****] in which [*****] exceed [*****]; (ii) [*****] during the [*****] in which [*****] exceed [*****]; (iii) [*****] during the [*****] in which [*****] exceed [*****]; and (iv) [*****] during [*****] in which the [*****], by (B) the [*****]of [*****] of Product listed in [*****] during such calendar year.

1.8           “Affiliates” shall mean, with respect to either Party, those persons, corporations or other entities Controlled by, in Control of, or under common Control with such Party.

1.9           “Affiliated Parties” shall mean, in respect of any specified Party, all Affiliates, directors, officers, employees and Representatives of such Party.

1.10         “Applicable Laws and Guidelines” shall mean all applicable provisions of constitutions, statutes, laws, rules, treaties, regulations, orders, decrees and guidelines of all applicable governmental authorities or agencies in a territory, jurisdiction or region, including without limitation (i) all applicable federal, state and local laws, regulations and guidelines of the Territory or any applicable portion thereof and (ii) all regulations or guidelines of the European Commission, the EMA or other applicable Regulatory Authority, including GCP and GMPs.

1.11          “Base Transfer Price” shall have the meaning set forth in Section 5.1(b).

1.12         “Best Reasonable Efforts” shall mean taking, in good faith, all required steps to achieve a particular result and to ensure that such result is achieved as expeditiously as possible. Notwithstanding the foregoing, unless specifically described under this Agreement the utilization of ‘Best Reasonable Efforts’ shall not require a Party to: (a) take any actions that would, individually or in the aggregate, cause such Party to incur costs or liabilities, or suffer any other detriment, materially out of proportion to the benefits to be received by such Party under this Agreement; (b) take any actions that would, individually or in the aggregate, cause a material adverse change in such Party; (c) dispose of any significant assets; (d) take any action that would violate any Applicable Laws and Guidelines to which the Party is subject; or (e) take any action that would imperil such Party’s existence or solvency; or (f) initiate any litigation or arbitration.

1.13         “Business Day” shall mean a day on which customer services are provided by the two largest commercial banks in England.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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1.14         “CAPA” shall have the meaning set forth in Section 10.1(a).

1.15         “Chiesi Indemnified Parties” shall have the meaning set forth in Section 13.1.

1.16         “Claims” shall have the meaning set forth in Section 13.1.

1.17         “Clinical Data” shall have the meaning set forth in Section 3.3.

1.18         “Clinical Studies” shall mean any human clinical study of a pharmaceutical product.

1.19         “COA” shall have the meaning set forth in Section 4.2(f).

1.20         “Commercialization” shall mean all activities, whether initiated or conducted prior to or following receipt of EU Centralized Approval, Regulatory Approval and, if necessary, Reimbursement Approval for the Product in any jurisdiction in the Territory, undertaken relating to the launch or sale of the Product, including (a) establishment of a screening program that will identify potential patients to be treated by the Product, (b) import, export, distribution, offer for sale, sale, promotion and marketing, medical affairs, managed markets, conferences, and support of patient organizations, (c) obtaining and maintenance of Reimbursement Approval for the Product, and (d) other similar activities directly relating to the Product in the Field anywhere in the Territory, whether such activities are addressed in this Agreement or not. When used as a verb, “Commercialize” means to engage in Commercialization activities.

1.21         “Commercialization Agreement” shall mean that certain Commercialization Agreement by and among Kamada and PARI, dated February 21, 2008.

1.22         “Commercialization Period” shall have the meaning set forth in Section 2.1(d).

1.23         “Commercially Reasonable Efforts” shall mean the efforts and resources which are reasonable and customary in the industry in which the Parties operate, required in order to carry out such activities in a sustained manner. Without derogating from the above, such efforts shall not be less than the efforts such Party uses for products with similar market and profit potential and similar scientific, technical, developmental and regulatory risks based on conditions then prevailing.

1.24         “Competing Product” shall mean any plasma derived AAT product which is used to treat Alpha-1 Antitrypsin Deficiency in humans.

1.25         “Competitor” shall mean any entity that develops, manufactures, or otherwise commercializes Competing Products.

1.26         “Confidential Information” shall have the meaning set forth in Section 12.1.

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1.27         “Controlled” or “Controls” means: (i) when used in reference to Confidential Information, Patents or other Intellectual Property rights, the legal authority or right of a Party (or any of its Affiliates) to grant a license or sublicense of such Intellectual Property rights to the other Party, or to otherwise disclose such Confidential Information to such other Party, without breaching the terms of any agreement with a Third Party, or misappropriating such Confidential Information of a Third Party, (ii) when used in any other reference, a corporation or non-corporate business entity that (a) owns or directly or indirectly controls more than fifty percent (50%) of the outstanding voting stock or other ownership interest of the other corporation or entity, or (b) in the absence of the ownership of the above majority of the outstanding voting stock or other ownership interest of such corporation or entity, possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-corporate business entity, as applicable.

1.28         “Cover(ed)” means, with respect to any Patent and the subject matter at issue, that, but for a license granted under a Valid Claim of such Patent, the manufacture, use, sale, offer for sale or importation of the subject matter at issue would infringe such Valid Claim, or, in the case of a Patent that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a patent.

1.29         “Delivery Point” shall have the meaning set forth in Section 4.2(f).

1.30          “Device” shall mean PARI's eflow controller device that is customized for continuance use with the Product, including any Device Accessories which are sold together with the eflow controller device.

1.31         “Device Accessories” shall mean accessories made available by PARI, for use with the Device including, but not limited to, nebulizer handsets, replacement aerosol heads, membranes, cleaning devices, and any other accessories needed on a country by country basis (e.g. Durgol solution for a country that has hard water).

1.32          “Disclosing Party” shall have the meaning set forth in Section 12.3.

1.33         “Effective Date” shall have the meaning set forth in the preamble to this Agreement.

1.34         “EMA” shall mean the European Medicine Agency and any successor agency thereto.

1.35         “EU Centralized Approval” shall mean a centralized marketing authorization valid in all EU Member States and European Economic Area-European Free Trade Association states (i.e. Iceland, Liechtenstein and Norway) obtained from the European Commission.

1.36         “EU Member States” shall mean the member states of the European Union as of the Effective Date, i.e. Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

1.37         “Enhancement” shall mean any improvements to the Product such as future formulations, dosages, dosage forms, delivery modes and line extensions of the Product, packaging of the Product, labeling of the Product, and developments in the Product itself.

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1.38         “Field” shall mean the treatment by inhalation of Alpha-1 Antitrypsin Deficiency.

1.39         “First Commercial Sale” shall mean, the first arms-length sale by Chiesi, an Affiliate of Chiesi, or a sub-agent or sub-distributor of Chiesi, as the case may be, of the Product to a Third Party in the Territory; provided, however, that neither (a) transfers of the Product between Chiesi and its Affiliates, sub-agents, or sub-distributors nor (b) supply of Products for clinical trial purposes, shall constitute a commercial sale.

1.40         “Force Majeure” shall have the meaning set forth in Section 16.5.

1.41         “Forecast” shall have the meaning set forth in Section 4.2(a).

1.42         “GCP” shall mean the standards, practices and procedures set forth in the International Conference on Harmonization guidelines entitled in “Good Clinical Practice: Consolidated Guideline,” including related regulatory requirements imposed by the EMA and (as applicable) any equivalent or similar standards in other jurisdictions, to the extent that such standards are applicable in the jurisdiction in which the relevant Clinical Study is conducted or required to be followed in the jurisdiction in which Regulatory Approval of a product will be sought.

1.43         “GMPs” shall mean the current good manufacturing practices promulgated by any Regulatory Authorities throughout the Territory that are applicable to the Product.

1.44         “ICC” shall have the meaning set forth in Section 16.6(b).

1.45         “Indemnified Party” shall have the meaning set forth in Section 13.3.

1.46         “Indemnifying Party” shall have the meaning set forth in Section 13.3.

1.47         “Initial Marketing Plan” shall have the meaning set forth in Section 6.1(b).

1.48         “Intellectual Property” shall mean all Patents, trademarks, trade names, service marks, trade dress, trade secrets and copyrights, including, without limitation, any renewal, extension or other rights therefor, and applications, provisionals, divisionals, reexaminations, continuations in part, divisions, continuations, reissues, additions, substitutions and registrations for any of the foregoing and all corresponding foreign patents and patent applications of each of the foregoing, technical information, devices, processes, procedures, discoveries, techniques, formulae, software, designs, drawings, data, trade secrets, methods, protocols, products, apparatuses and other materials, compositions, mask works, domain names, schematics, manufacturing processes, know-how, moral rights, software programs or applications, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans, customer and supplier lists and information, and all other intellectual property or proprietary rights.

1.49         “Joint Steering Committee” or “JSC” shall have the meaning set forth in Section 2.7.

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1.50         “Kamada Indemnified Parties” shall have the meaning set forth in Section 13.2.

1.51         “Kamada Intellectual Property” shall mean all Intellectual Property related to or used in connection with or embodied in the Product its potential uses and any Enhancements thereto, including, without limitation, the packaging, use or sale of the Product, but shall not include any trademarks or trade names used in connection with the Product solely outside of the Territory.

1.52         “Labeling” shall have the meaning set forth in Section 3.1(b).

1.53         “Labeling Approvals” shall have the meaning set forth in Section 3.1(b).

1.54          [*****]

1.55         “Major Country” shall mean each one of the following countries: Germany, France, Spain, the Netherlands, Sweden, Italy, Denmark, and England.

1.56         “Market Price” of each 4 mL vial of Product with respect to a particular year shall mean a price equal to the quotient obtained by [*****]: (a) the [*****] in such year, by (b) the [*****] of [*****] listed in [*****] excluding the [*****] of [*****] at [*****].

1.57         “Marketing Plan” shall have the meaning set forth in Section 6.1(b).

1.58         “Material Breach Amount” shall have the meaning set forth in Section 14.3(b).

1.59         “Minimum Purchase Levels” shall have the meaning set forth in Section 6.3.

1.60         “Minimum Period” shall have the meaning set forth in Section 6.3.

1.61         "Minimum Transfer Price" shall have the meaning set forth in Section 5.1.

1.62         “Net Sales” shall mean the gross revenues invoiced by Chiesi, its Affiliates and sub-agents and sub-distributors of Chiesi in connection with: (a) the sale, lease or other transfer for value of the Product provided in this Agreement, and (b) the sale, lease or other transfer for value of the Device and the Device Accessories, to the extent any Devices and Device Accessories are sold directly by Chiesi; in all cases after deduction of: (i) [*****] and [*****] including [*****] and any other [*****] including [*****] granted or given to [*****] but not including any [*****] (ii) any payment substantially similar in character or substance to the above in respect of sales to [*****] in respect of [*****] (iii) any other item substantially similar in character or substance to the above, and (iv) the [*****] actually [*****] all as previously notified to Kamada in writing. Notwithstanding the foregoing, amounts billed by [*****] for the sale of the Product among Chiesi, its Affiliates and sub-agents and sub-distributors for resale shall not be included in the computation of Net Sales hereunder. Net Sales shall also exclude [*****].

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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1.63         “OMCL” shall mean the Official Medical Control Laboratory.

1.64          “PARI” shall mean PARI Pharma GmbH.

1.65         “PARI Payments” shall have the meaning set forth in Section 5.5.

1.66         “Party” shall mean Chiesi or Kamada and “Parties” shall mean Chiesi and Kamada.

1.67         “Patents” shall mean any and all (A) European patents and patent applications and (a) any foreign counterparts thereof, (b) all divisionals, continuations, continuations in-part thereof or any other patent or patent application claiming priority directly or indirectly to (i) any such specified patents or patent applications or (ii) any patent or patent application from which such specified patents or patent applications claim direct or indirect priority, and (c) all patents issuing on any of the foregoing, and any foreign counterparts thereof, together with all registrations, reissues, re-examinations, renewals, supplemental protection certificates, or extensions of any of the foregoing, and any foreign counterparts thereof, in all cases under (a), (b) and (c) above that are Controlled by Kamada or its Affiliates as of the Effective Date in the Territory as set forth on Exhibit 1.67; and (B) any other patents that are Controlled or that will be Controlled by Kamada or its Affiliates in the Territory during the Term and that Cover the Product in the Territory.

1.68         “Post Marketing Activities” shall mean all commitments required by the applicable Regulatory Authorities, which will be used to collect additional information, following Regulatory Approval, about the Product's safety, efficacy, or optimal use.

1.69         “Product” shall mean a plasma derived AAT for inhaled use, in vials of 4mL each, developed and produced by Kamada, used in the Field, as further described by the Specifications attached hereto. For the avoidance of doubt, the term ‘Product’ shall include any Enhancements to the Product but shall not include AAT for inhaled use for the treatment of other indications outside the Field.

1.70         “Profit” shall have the meaning set forth in Section 4.2(e).

1.71         “Quality Agreement” shall mean that certain Quality Agreement between Kamada and Chiesi in connection with the Parties’ respective obligations under this Agreement with respect to the Product, which shall include, without limitation, a joint Complaint management process, CAPAs, storage and shipment conditions and controls, product release and environmental, temperature and humidity conditions and controls, as well as roles and responsibilities in the change control process and Qualified Person procedures, each as applicable.

1.72         “Receiving Party” shall have the meaning set forth in Section 12.3.

1.73         “Regulatory Approval” shall mean, in any country in the world, the applicable registrations, authorizations and approvals (including, but not limited to approvals of New Drug Applications, Marketing Authorization Applications, Name approvals, Orphan Drug Designations and labeling approvals), licenses (including, but not limited to, product and/or establishment licenses, manufacturing sites), permits, certifications, drug master files, supplements, variations, and amendments, pre- and post-approvals, of any Regulatory Authority or governmental entity in such country, necessary for the development (including the conduct of clinical trials), manufacture, distribution, importation, exportation, transport, storage, marketing, (including Post Marketing Activities), promotion, offer for sale, use, or sale of a product in such country.

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1.74         “Regulatory Authority” shall mean any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in such country (including the EMA) responsible for overseeing the development (including the conduct of clinical trials), manufacture, release, distribution, importation, exportation, transport, storage, marketing, price, reimbursement, promotion, offer for sale, use, or sale of a Product in such country.

1.75         “Reimbursement Approval” shall mean any and all pricing and/or reimbursement approvals, licenses, registrations, or authorizations of any country, federal, supranational, state or local Regulatory Authority, department, bureau or other government entity, relating to the sale or transfer of a particular Product in the applicable jurisdiction in the Territory.

1.76         “Remedial Action” shall have the meaning set forth in Section 10.1.

1.77         “Representatives” shall mean the agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) of each Party.

1.78          “Safety Data Exchange Agreement or SDEA” shall mean that certain pharmacovigilance agreement between Kamada and Chiesi, in connection with the Parties’ respective obligations under this Agreement with respect to the drug safety matters related to the Product.

1.79         “Sales Personnel” shall have the meaning set forth in Section 7.2.

1.80         “Specifications” shall mean the specifications for the Product, including the design, presentation, composition, its dedicated use and associated Device and/or quality control of the Product, as shall be attached to the Quality Agreement, which will be provided by Kamada following receipt of the EU Centralized Approval for the Product and attached hereto and made a part hereof, as the same may hereafter be modified or updated in accordance with the terms of this Agreement.

1.81         “Term” shall have the meaning set forth in Section 14.1.

1.82         “Territory” shall mean the EU Member States, Albania, Andorra, Bosnia, Croatia, Iceland, Lichtenstein, Macedonia, Monaco, Montenegro, Norway, Republic of San Marino, Serbia, Switzerland, Vatican City, Turkey, Russia and the ex-CIS countries – Armenia, Azerbaijan, Belarus, Kazakhstan, Kyrgyzstan, Moldova, Tajikistan, Turkmenistan, Ukraine, Uzbekistan, Georgia.

1.83         “Third Party” shall mean any entity other than Kamada, Chiesi, or their respective Affiliates, whether such Third Party is a person, company, corporation, limited liability company, partnership or other legal entity, or a division or operating or business unit of such legal entity.

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1.84        “Threshold” shall have the meaning set forth in Section 5.1(c).

1.85        “Total Milestone Payments” shall have the meaning set forth in Section 14.3(b).

1.86        “Trademarks” shall mean those trademarks for the Product which will be registered and owned by Chiesi in the Territory following the Effective Date, including the trademarks set forth in Exhibit 1.86, as may be amended from time to time.

1.87        “Transfer Price” shall have the meaning set forth in Section 5.1(a).

1.88        “Valid Claim” shall mean:

(a)          any claim within an issued and unexpired Patent that (i) is not expired, lapsed, or abandoned, (ii) is not dedicated to the public, disclaimed, or admitted to be unenforceable or invalid; and (iii) has not been invalidated, held unenforceable or cancelled by a court or administrative agency of competent jurisdiction in an order or decision from which no appeal has been or can be taken, including through opposition, re-examination, reissue, disclaimer or otherwise; and

(b)          any claim within a patent application that (i) is deemed patentable upon examination of a national or regional patent office and is not abandoned or lapsed; (ii) is not dedicated to the public, disclaimed, or admitted to be unenforceable or invalid; and (iii) has not been cancelled by an administrative agency of competent jurisdiction in an order or decision from which no appeal has been or can be taken, including through opposition, interference, re-examination, reissue, disclaimer or otherwise.

1.89        “Withholding Tax” shall have the meaning set forth in Section 5.3.

ARTICLE 2
APPOINTMENT AS EXCLUSIVE DISTRIBUTOR

2.1          Scope.

(a)          Effective as of the Effective Date, and for the Term of this Agreement, Kamada hereby appoints Chiesi as its exclusive distributor to Commercialize the Product in the Field in the Territory, subject to and in accordance with the terms and conditions set forth in this Agreement. Chiesi hereby accepts such appointment.

(b)          During the Term, Chiesi shall not, directly or through any sub-distributors, subagents, or other Third Parties (including Chiesi Affiliates and Affiliated Parties), Commercialize the Product outside the Territory and shall use its Commercially Reasonable Efforts to prevent any export by Third Parties of Products obtained directly or indirectly from Chiesi, to the extent not prevented by any Applicable Laws and Guidelines.

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(c)          Chiesi undertakes to initiate the pre launch and initial marketing activities specified in the Initial Marketing Plan in each EU Member States and in additional countries in the Territory prior to receipt of the EU Centralized Approval and any other Regulatory Approval, at such times as may be reasonably required in order to allow Chiesi to comply with its undertakings in clause (d) below, all in accordance with the Initial Marketing Plan, the Marketing Plan, and any Applicable Laws and Guidelines.

(d)          Chiesi undertakes to make the First Commercial Sale of the Product in each country of the EU Member States and in any of the countries in the Territory agreed upon in the Marketing Plan within [*****] following receipt of the [*****] any other [*****] and the [*****] where such [*****] and [*****] will allow Chiesi to Commercialize the Product in such country (the “Commercialization Period”).

(e)          Within thirty (30) days following the Effective Date, each Party will designate a project manager, who will be the main contact person for any interaction with the other Party in connection with this Agreement.

(f)          Subject to and conditioned upon Chiesi complying with all of its obligations under this Agreement, in the event that Kamada desires to Commercialize the Product for additional indications outside the Field in the Territory (the “Additional Indications Product”), then Kamada shall notify Chiesi of its decision in writing and the Parties shall, for [*****] negotiate in good faith the possibility and the terms of entering into an agreement for the Commercialization of such Additional Indications Product in the Territory. The aforementioned shall not be considered an obligation of the Parties to enter into any agreement and shall not limit in any way Kamada's right to Commercialize the Additional Indications Product by itself or through any Third Party or to negotiate the Commercialization of the Additional Indications Product with any Third Party and Kamada shall not be required to repeat the above process following such [*****]. It is hereby clarified that any discussions held between the Parties regarding the Additional Indications Product prior to January 1, 2013, shall not be considered as negotiations on the matter in accordance with this Section 2.1(f).

2.2          Exclusivity. Kamada represents and warrants to Chiesi that Kamada is not a party to any other effective agreements, written or oral, with any Third Party, permitting the sale or distribution of the Product in the Territory, and Kamada covenants and agrees that during the Term (provided that this Agreement has not otherwise been terminated in whole or solely with respect to one or more countries in the Territory), it will not enter into any such agreement or itself, directly or indirectly, sell or distribute the Product in the Territory.

2.3          Non-Compete. During the Term (provided that this Agreement has not otherwise been terminated in whole or solely with respect to one or more countries in the Territory), Kamada shall not promote, market or sell, directly or indirectly, any Competing Product in the Territory, other than products for intravenous use in the countries set forth in Exhibit 2.3(a). During the Term and for a period of [*****] months following termination (but not expiration) of this Agreement, except if this Agreement is duly terminated by Chiesi pursuant to Sections 14.2(a) or 14.2(b) below, Chiesi shall not promote, market or sell, directly or indirectly, any Competing Product in the Territory, other than products for intravenous use in the countries set forth in Exhibit 2.3(b).

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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2.4           Sub-distributors and Subagents. Notwithstanding anything to the contrary in ARTICLE 11 below, Chiesi may, subject to prior written notification to Kamada, appoint Third Party sub-distributors and/or subagents for Commercialization of the Product in the Territory; provided, however, that (i) such Third Party sub-distributors and/or subagents is not a Competitor, (ii) each sub-distributors and/or subagents nominated by Chiesi shall be subject to the Confidentiality, Non-Compete, and Non-Solicitation undertakings set forth in this Agreement and Chiesi will be responsible for any breach of such undertakings by any sub-distributors and/or subagents nominated by it, and (iii) Chiesi shall remain responsible for all obligations hereunder. Notwithstanding anything contained in this Agreement to the contrary, all rights of any sub-distributor and/or subagent shall terminate upon the expiration or termination of this Agreement without separate notice to such sub-distributor and/or subagent.

2.5           Patient Screening Program. Throughout the Term, Chiesi shall use its Best Reasonable Efforts to establish a screening program that will identify potential patients in the Territory who might be eligible to be treated by the Product. Such program will comply with the Applicable Laws and Guidelines in each country. Chiesi shall bear all costs and expenses related to such program.

2.6           Resale Prices. Chiesi may sell the Product, the Device Accessories, and the Device, at such prices, as Chiesi in its sole discretion, shall determine. Chiesi shall recognize 100% of the income from its sales of Products, Device Accessories, and the Device.

2.7           Joint Steering Committee. The Parties will establish a joint steering committee (“Joint Steering Committee” or “JSC”) to manage the relationship of the Parties under this Agreement. The structure, scope of responsibility and authority of the JSC shall be as set forth in Exhibit 2.7.

ARTICLE 3
REGISTRATION ACTIVITIES

3.1          Registration of the Product.

(a)          Kamada undertakes to use its Commercially Reasonable Efforts to obtain and maintain in Kamada’s name, either directly or through subcontractors or an Affiliated Party, the EU Centralized Approval necessary for the Commercialization of the Product in the European Union through a centralized procedure at EMA. All expenses incurred in obtaining such EU Centralized Approval shall be borne by Kamada. It is hereby clarified that Kamada cannot guarantee that it will receive the EU Centralized Approval, the time period for obtaining such approval, or any condition that may be included in such approval. Kamada shall, at all times before obtaining the EU Centralized Approval, keep Chiesi reasonably and promptly informed of all material activities and results thereunder and consult with Chiesi as reasonably requested by Chiesi.

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(b)          Kamada shall be responsible for obtaining and maintaining the Product packing, labeling, and instructions for use (collectively, the “Labeling”) for the Product purchased under this Agreement for Commercialization within the Territory, and shall use its Commercially Reasonable Efforts to receive approvals from the relevant Regulatory Authorities in the Territory for such Labeling (the “Labeling Approvals”) with respect to any country in the Territory in which sales will be initiated in accordance with the Marketing Plan. All expenses paid to any relevant Regulatory Authority in obtaining such Labeling Approvals shall be borne by Kamada. Chiesi shall cooperate with Kamada, to the extent requested by Kamada, in the design of such Labeling, in communicating with the relevant Regulatory Authorities and in applying for the Labeling Approvals as Kamada's authorized representative. The Product will be packed, including internal leaflets, in such a manner as to comply with the Labeling Approvals, the EU Centralized Approval and with any other Regulatory Approval. The presentation of the final pack (e.g. monthly pack, two monthly pack) and its content, including the Device (for first treatment) and Device Accessories (for routine deliveries) will be discussed and decided between the Parties and in accordance with marketing, reimbursement considerations and Applicable Laws and Guidelines in each country.

(c)          Chiesi shall be responsible, as Kamada's authorized representative, for obtaining and maintaining, and undertakes to obtain and maintain using its Commercially Reasonable Efforts, all Reimbursement Approvals for the Product in the Territory (and any country therein) and all other procedures and approvals required for marketing of the Product in the Territory (and any country therein). Chiesi shall use its Best Reasonable Efforts to obtain any such Reimbursement Approvals at the earliest possible date following receipt of the EU Centralized Approval and/or the relevant Regulatory Approval for the Product in any other country in the Territory which is not covered by the EU Centralized Approval. Chiesi shall have the right to consult with Kamada on the planning and development of all documentation with respect thereto and Kamada shall use Commercially Reasonable Efforts to cooperate with Chiesi’s efforts in this regard. Chiesi shall provide to Kamada, for review and approval, copies of any proposed submission at least [*****] days prior to such submission. All such approvals shall be obtained in the name of Kamada. All expenses incurred in connection with obtaining the Reimbursement Approvals for the Product and any other procedures taken by Chiesi for Commercializing the Product shall be borne by Chiesi, except for any registration or other fees paid to any relevant Regulatory Authority, which shall be borne by Kamada.

(d)          Within [*****] months following the receipt of the EU Centralized Approval for the Product, Chiesi shall provide Kamada with an updated Marketing Plan setting forth the countries in the Territory, which are not covered by the EU Centralized Approval, in which Chiesi intends to Commercialize the Product (the “Additional Countries”). The Parties shall agree on a time frame for obtaining any Regulatory Approvals required by the competent Regulatory Authorities for the Product necessary for the Commercialization of the Product in the agreed Additional Countries. Kamada, directly or through subcontractors or Affiliated Parties, shall use its Commercially Reasonable Efforts to obtain the Regulatory Approvals in the Additional Countries, provided that all expenses incurred in obtaining such Regulatory Approvals shall be borne by Chiesi, except for any registration or other fees paid to any relevant Regulatory Authority, which shall be borne by Kamada. To the extent possible, Kamada shall consult with Chiesi regarding matters of substance during the process of obtaining said Regulatory Approvals. Kamada shall file and obtain such Regulatory Approvals in its own name and shall retain ownership in the Products' registration file(s) (dossier).

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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3.2          Clinical Studies.

(a)          Conduct of Studies.

(i)          Kamada is in the process of conducting the Phase II/III Clinical Study necessary for the receipt of the EU Centralized Approval. Kamada shall bear all costs and expenses related to such Phase II/III Clinical Study. It is clarified that Kamada cannot guarantee the success or the results of the study. Kamada shall, at all times during the conduct of the Phase II/III Clinical Study, keep Chiesi reasonably and promptly informed of all material activities and results thereunder and consult with Chiesi as reasonably requested by Chiesi. Kamada shall comply with all Applicable Laws and Guidelines applicable to the conduct of such Phase II/III Clinical Study.

(ii)         Kamada shall conduct Phase IV Clinical Studies, if such studies are required by the EMA in order to maintain the EU Centralized Approval for the Product. The costs and expenses related to any and all the Phase IV Clinical Studies shall by distributed as follows: (A) Kamada shall bear the initial [*****] and (B) Kamada and Chiesi shall equally bear any additional costs and expenses beyond the initial [*****]. Kamada shall submit to Chiesi for review and approval, such approval not to be unreasonably withheld, conditioned or denied, each of the above Phase IV Clinical Study plans and protocols in advance, while Kamada shall, at all times during the conduct of the Phase IV Clinical Studies, keep Chiesi reasonably and promptly informed of all material activities and results thereunder and shall consult with Chiesi as reasonably requested by Chiesi. Kamada shall comply with all Applicable Laws and Guidelines applicable to the conduct of such Phase IV Clinical Studies.

(iii)        Notwithstanding clause (ii) above, Chiesi shall conduct any additional Clinical Studies required by any Regulatory Authorities for: (A) obtaining any Regulatory Approval for the Product in the Territory in countries that are not covered under the EU Centralized Approval, and (B) marketing purposes (collectively, the “Additional Clinical Studies”). Chiesi shall bear all costs and expenses related to such Additional Clinical Studies. Kamada shall confirm each Clinical Study plan and protocol used for each Additional Clinical Study in advance and shall use its Commercially Reasonable Efforts to provide the related support required for the Additional Clinical Studies, including the supply to Chiesi [*****] 4 mL vials of Product necessary for the conduct of the Additional Clinical Studies, and of additional 4 mL vials of Product necessary for the conduct of the Additional Clinical Studies [*****] provided that Kamada shall not be required to bear, directly or indirectly, any costs related to the Additional Clinical Studies. In connection therewith, Chiesi shall, at all times during the conduct of the Additional Clinical Studies, keep Kamada reasonably and promptly informed of all material activities and results thereunder, and shall consult with Kamada as reasonably requested by Kamada. Chiesi shall comply with all Applicable Laws and Guidelines applicable to the conduct of such Additional Clinical Studies.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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3.3          Ownership and Use of Clinical Data. Kamada shall be the owner of all data and information generated by and in connection with the Phase II/III and Phase IV Clinical Studies set forth in the above Sections 3.2(a)(i) and 3.2(a)(ii), while Kamada and Chiesi shall jointly own all data and information generated by and in connection with the other Clinical Studies, including the Additional Clinical Studies and Chiesi initiated post-marketing Clinical Studies including data analysis and Clinical Study reports (collectively, the “Clinical Data”). Starting from the Effective Date and afterwards on an ongoing basis during the Term, Kamada shall provide Chiesi with Clinical Data relating to the use of the Product in the Territory and Chiesi shall have the right, during the Term, to use all Clinical Data from the Clinical Studies in connection with the performance of its obligations under this Agreement. For the avoidance of doubt, all Clinical Data shall be regarded as Confidential Information of Kamada.

ARTICLE 4
SUPPLY AND ORDERS FOR PRODUCT

4.1          Supply of Product.

(a)          Kamada shall manufacture and supply to Chiesi (including Chiesi’s sub-distributors) its clinical and commercial requirements of Product, as requested by Chiesi from time to time subject to and in accordance with the terms of this Agreement, for Commercialization in the Territory, in accordance with the terms of this Agreement. In addition, subject to the Commercialization Agreement and PARI's compliance with its obligations thereunder, Kamada and/or PARI shall supply to Chiesi (including Chiesi’s sub-distributors) the necessary quantities of Device, as applicable, and Device Accessories, in accordance with the quantity of Products supplied to Chiesi. Without derogating from Section 5.5 below, Chiesi undertakes to purchase all its requirements of the Products, the Device, as applicable, and the Device Accessories exclusively from Kamada and/or PARI.

(b)          The Product, together with the Device Accessories, shall be supplied by Kamada as a product inserts, or shall be supplied by PARI directly to Chiesi, who shall be responsible for the product insert, at Kamada’s expense (except for the provision of bulk vials in Section 4.24.2(b) below), all in such a manner as to comply with the EU Centralized Approval, Regulatory Approvals and with the Applicable Laws and Guidelines in the Territory.

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4.2          Purchase of Product.

(a)          Forecasts.

(i)          No later than [*****] following Kamada's filing of the application for the EU Centralized Approval with the EMA, Chiesi shall provide Kamada in writing a good faith non-binding monthly forecast of Chiesi’s expected requirements for delivery of Products, for each of the [*****] following receipt of the EU Centralized Approval, consistent with the Marketing Plan.

(ii)         In addition to the above, within [*****] following receipt of the EU Centralized Approval from the EMA, and at the beginning of each calendar month during the Term, Chiesi shall provide Kamada in writing a good faith monthly rolling forecast of Chiesi’s expected requirements for delivery of Products (consistent with the Specifications (including then current packaging requirements)), for each month in the following [*****] month period (each, a “Forecast”). The first [*****] months included in each Forecast shall constitute a binding commitment on Chiesi’s behalf to purchase the quantities of Product set forth in such Forecast. Notwithstanding the foregoing, Chiesi shall be entitled to modify the quantities set forth in the Forecast as follows: (A) during the initial [*****] months following the First Commercial Sale, the forecast quantities for months [*****] (inclusive) through [*****] may not vary by more than [*****] from the amount set forth in each Forecast, and (B) thereafter, the forecast quantities for months [*****] (inclusive) through [*****] may not vary by more than [*****] from the amount set forth in each Forecast.

(b)          Orders. Without derogating from Chiesi’s obligations to purchase the quantities of Products set forth in the binding portion of the Forecast pursuant to Section 4.2 above, from time to time, Chiesi shall deliver binding purchase orders for the Product by written or electronic purchase order (or by any other means agreed to by the Parties) to Kamada, in accordance with the Forecasts. Kamada shall either: (i) acknowledge and accept or (ii) subject to Section 4.2(c) below, reject any purchase order in writing within [*****] Days of receipt. Each order shall be in multiples of whole batches (each batch is currently estimated to include around [*****] 4 mL vials, and the minimum amount ordered per delivery shall be at least [*****] batch, with up to [*****] different inner and outer packages in each batch for the Major Countries, it being however understood and agreed that for all countries of the Territory, the Parties shall discuss and agree in good faith how to address any possible different package needs, including the possibility of having the Product supplied in bulk vials. All such purchase orders shall be irrevocable. Purchase orders shall set forth the desired date of delivery with respect to the Product ordered and shall be placed at least [*****] days prior to such desired date of delivery.

(c)          Deemed Acceptance. If (i) Kamada does not provide an acknowledgement to Chiesi within [*****] Days of its receipt of a purchase order and (ii) the aggregate quantities set forth in the purchase orders for delivery in the applicable month do not exceed the quantity set forth in the Forecast (unless Kamada has otherwise affirmatively agreed in writing to meet the excess quantities ordered), Kamada shall be deemed to have accepted each purchase order from Chiesi.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(d)          Shelf Life. Kamada will have no responsibility for expired Products and Chiesi will have no right to return them or to claim cost, credit, or compensation, provided that upon delivery to Chiesi or its designee in accordance with Section 4.2(f)(f), the expiration date on each unit of Product shall be a date that is at least: (i) if delivery is made prior to the first anniversary of the First Commercial Sale, [*****] of the labeled shelf life of such unit of Product, (ii) if delivery is made following the first anniversary of the First Commercial Sale but prior to the [*****] anniversary thereof, [*****] of the labeled shelf life of such unit of Product, and (iii) if delivery is made following the [*****] anniversary of the First Commercial Sale, [*****] of the labeled shelf life of such unit of Product; provided, however, that in the event that the labeled shelf life of such unit of Product is different than [*****] months, the Parties shall discuss in good faith whether the above minimum shelf life should be updated, and further provided that, subject to Chiesi's approval which will not be unreasonably withheld, Kamada may deliver validation batches of the Product which may have shorter shelf life than provided above.

(e)          Failure to Supply. In the event that it becomes apparent to Kamada that it will be unable to fulfill any purchase order for the Product placed by Chiesi hereunder and approved by Kamada in accordance with Sections 4.2(b) or 4.2(c) above, then Kamada shall, promptly after learning of such event or circumstances, notify Chiesi in writing of Kamada’s inability to meet such requirements for the Product, along with a reasonable explanation of the reason for Kamada’s failure to supply the Product and with a specific indication of the amount of such shortfall in manufacture of the Product and anticipated timing of delivery. Promptly after Chiesi’s receipt of any such notice, the Parties shall agree upon mutually acceptable revised quantities and delivery dates with respect to the Product subject to such purchase order. Notwithstanding the foregoing, in the event that (i) Chiesi runs out of stock of the Product as a consequence of any shortage, failure or delay in the supply by Kamada of purchase orders placed by Chiesi and approved by Kamada in accordance with Sections 4.2(b) or 4.2(c) above, except if such shortage, failure or delay is caused as a result of any events of Force Majeure), and (ii) such shortfall exceeds more than [*****] of the aggregate approved purchase orders in the previous [*****] months period (provided however that Kamada supplies Chiesi at least the Minimum Purchase Levels in each relevant calendar year), than Chiesi shall be entitled to an indemnification payment equal to [*****] provided such [*****] can be proven by written evidence. Kamada, in relying on the above Force Majeure exceptions, shall provide reasonably detailed particulars of the reasons underlying any such Force Majeure events to Chiesi and shall allocate its existing stocks of the Product between Chiesi and other Kamada’s distributors, on a pro-rata basis, based upon market share and order volumes for the prior twelve-month period. For the purpose of this Section 4.2(e), [*****] shall be calculated as the [*****] (a) the relevant [*****] and (b) the applicable [*****] calculated as [*****] and [*****] is the [*****] is unable to [*****] a result of [*****], in accordance with the [*****] Kamada in accordance with [*****] above. Without prejudice to the foregoing, Chiesi may elect to treat Kamada’s inability to supply the Product in the circumstances set forth above as a material breach of this Agreement pursuant to Section 14.2 below, unless Kamada supplied Chiesi at least the Minimum Purchase Levels for such year.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(f)          Shipment.

(i)          Kamada shall deliver the Product [*****] (Incoterms 2010) [*****] (the “Delivery Point”), and title and all risk of loss shall pass to Chiesi upon delivery at the Delivery Point. Chiesi shall arrange for shipping in compliance with the applicable Product requirements regarding temperature, duration, and other environmental factors as required to properly preserve the Product without materially impacting its shelf life.

(ii)         All Products delivered by Kamada shall be suitably marked for delivery to such Chiesi location as Chiesi may designate. Kamada will deliver a pre-shipment notification to Chiesi and Chiesi’s designated broker prior to initiating shipment. Certificates of Analysis (“COA”), the forms of which, as applicable for each country in the Territory, shall be attached as Exhibit 4.2 following receipt of the EU Centralized Approval or any other relevant Regulatory Approval, specific to testing of each lot/batch and QP release, must accompany each delivery. Kamada shall provide a duplicate copy of the COA, and a commercial invoice with each shipment to Chiesi. Each shipment of Products shall have appropriate temperature monitoring devices to ensure compliance with product temperature requirements.

4.3          Inventory. Chiesi shall hold sufficient inventory of Products as required to satisfy patients' needs on an on going basis.

4.4          Kamada will be responsible for appointing, at its expense, a Qualified Person(s), who shall be responsible for, among other things, certifying lot release in each country in the Territory and handling official lot release with the OMCL or any other Regulatory Authority as required by Applicable Laws and Guidelines. Notwithstanding the above, Kamada may, at its sole discretion, require Chiesi to appoint the Qualified Person in any country in the Territory who shall be responsible for, among other things, certifying lot release in such country and handling official lot release with the OMCL or any other Regulatory Authority, by using the COA provided by Kamada or its European Third Party laboratory, and in such case, Chiesi shall bear all expenses related to the lot release application and handling the lot release. Kamada will be responsible to provide the Qualified Person any information and documentation requested by the OMCL, at Chiesi's expense.

ARTICLE 5
PRICES AND PAYMENTS

5.1          Price.

(a)          Chiesi shall pay Kamada for each 4mL vial of Product and for the Device Accessories transferred by Kamada to Chiesi [*****] of that calendar year's Market Price (the “Transfer Price”), provided however, that the minimum Transfer Price shall be: (i) [*****] with respect to any 4 mL vial of Product, and (ii) [*****] (the “Minimum Transfer Price”).

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(b)          Annual True Up. During each calendar year and subject to Section 5.1(c) below, the price to be invoiced by Kamada for any shipment of Products purchased by Chiesi, shall be determined based on the Transfer Price in the previous year (the “Base Transfer Price”). During the first year in which Products are purchased by Chiesi, the Base Transfer Price to be used in Kamada's invoices shall be [*****] per each 4 mL vial. Within [*****]days following termination of each calendar year during the Term, the Parties shall determine, based upon the number of 4 mL vials of Products actually purchased by Chiesi during such calendar year, the applicable Transfer Price as calculated pursuant to Section 5.1(a). If the applicable Transfer Price is lower than the Base Transfer Price, Kamada shall issue a credit to Chiesi equal to the difference between the applicable Transfer Price and the Base Transfer Price multiplied by the number of 4 mL vials actually purchased by Chiesi during the applicable calendar year. The credit shall be offset against future purchases of Product by Chiesi or if the Agreement has been terminated Kamada shall make a payment to Chiesi for the full amount of such difference. If the calculated applicable Transfer Price is higher than the Base Transfer Price, Kamada shall invoice Chiesi for the difference and Chiesi shall make a payment to Kamada for the full amount of such difference in accordance with Section 5.2 below.

(c)          Additional Annual True Up. Within [*****] days following termination of each calendar year, Chiesi will notify Kamada of the Additional Market Price, if any, multiplied by the number of such 4 mL vials of Product listed in invoices issued by Kamada to Chiesi during such calendar year (the “Additional Annual True Up”). Kamada shall invoice Chiesi for such Additional Annual True Up and Chiesi shall pay such Additional Annual True Up to Kamada in accordance with Section 5.2 below.

(d)          Price Adjustments. The Minimum Transfer Price and the Base Transfer Price shall be adjusted on an on-going basis should the USD/Euro exchange rate change by more than [*****] from the base exchange rate of 1 Euro = 1.25 USD (the “Threshold”), provided that such adjustment shall be made only by [*****] of the difference between the Threshold and the USD/Euro exchange rate then in effect. In addition to the above and subject to Section 2.3 above, in the event that Kamada sells, supplies or otherwise distribute any other products which are identical to the Product in their components, concentration, and composition for use outside the Field, in the Territory, at a price that is lower than the Minimum Transfer Price, then the Minimum Transfer Price shall be reduced on an on-going basis to such lower price.

5.2          Invoicing; Payment. Kamada shall submit a detailed invoice to Chiesi for each shipment of Product ordered by Chiesi under this Agreement upon such shipment of Products. If applicable, Value Added Tax shall be added to each invoice in accordance with the statutory rate in force at such time. Each invoice shall be due and payable within [*****] from the invoice date. All invoices shall be sent to Chiesi’s address for notice purposes, or such other address as requested by Chiesi in writing, without regard to the actual shipping address for the Product. Each such invoice shall state Chiesi’s aggregate and unit Transfer Price for the Product in the relevant shipment, plus any freight incident to the purchase or shipment initially paid by Kamada and to be borne by Chiesi hereunder.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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5.3           Taxes. All payments under this Agreement shall be made without any deduction or withholding for or on account of any tax (each, a “Withholding Tax”) unless such deduction or withholding is required by Applicable Laws and Guidelines. For all payments under this Agreement, the paying Party shall pay to the relevant authorities the full amount of the Withholding Tax required to be deducted or withheld within the time period specified by Applicable Laws and Guidelines. The paying Party shall promptly forward to the other Party an official receipt (or certified copy) or other documentation reasonably acceptable to the other Party evidencing payment of the Withholding Tax to such authorities to enable the other Party to claim the relevant tax credit before the relevant authorities. At the request of, and with the assistance of, the paying Party, the other Party shall provide the paying Party with the documentation necessary to claim a reduction of any Withholding Tax that may be available under an applicable tax treaty or under Applicable Laws and Guidelines and the paying Party shall make Commercially Reasonable Efforts to claim such reduction of Withholding Tax, and to the extent possible, according to Applicable Laws and Guidelines, delay payment of such taxes to the Tax Authorities, until such claim for reduction is either approved or denied.

5.4           Milestone Payments. In addition to any payments made in accordance with Section 5.1 above, in consideration of the undertakings by Kamada pursuant to this Agreement (including Section 3.3 above) and the appointment of Chiesi as the exclusive distributor for the Product in the Territory, Chiesi agrees that it shall: (i) within [*****] Days after the Effective Date, pay to Kamada an amount equal to [*****] and (ii) within [*****] Days following the achievement of each milestone, pay to Kamada the following amounts:

Milestone	Milestone Payment (USD)
[*****]	[*****]
[*****]	[*****]
Total Milestone Payments	[*****]

5.5           Payments to PARI. In accordance with the Commercialization Agreement, certain payments may be made by either Party to PARI with respect to distribution of Devices and/or Device Accessories which are sold for use with the Product (the “PARI Payments”). Kamada and Chiesi hereby agree that the PARI Payments [*****]. The Party making any PARI Payments shall submit a detailed invoice to the other Party immediately following each payment of the PARI Payments. Each invoice shall be due and payable within [*****] days from the invoice date.

5.6           Currency of Payments. Except for any payments made in accordance with Section 5.4 above (milestone payments), which shall be made in US Dollars, all other payments due under this Agreement shall be made in Euros by electronic funds transfer to such bank account as Kamada shall designate from time to time.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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5.7           Books, Records and Audit Rights. Chiesi and its respective Affiliates and sub-distributors (as applicable) shall maintain accurate books and records regarding sales of the Product in accordance with International Financial Reporting Standards (IFRS) or generally accepted accounting principles (GAAP) consistently applied by Chiesi in sufficient detail to enable Kamada to monitor compliance by Chiesi with the terms of this Agreement. Chiesi shall maintain or cause to be maintained such books and records for a period of [*****] years following the applicable activity. Kamada shall have the right to inspect such books and records for the purpose of verifying the payments provided for in this Agreement for the preceding [*****] at reasonable intervals (but no more frequently than once in any [*****] period) and upon not less than [*****] prior written notice. Upon receipt of written notice, Chiesi and Kamada shall confer to agree upon an acceptable date for the audit, taking into account normal activities of Chiesi’s finance function (e.g., quarter end and year end activities). Such inspections shall be performed by an independent certified public accountant selected by Kamada and reasonably acceptable to Chiesi. All expenses related to such inspection shall be borne by Kamada; provided that if any such inspection reveals any underpayment by Chiesi to Kamada in respect of any year of the Agreement in an amount exceeding [*****] of the amount actually paid by Chiesi to Kamada in respect of such year, then Chiesi shall (in addition to paying Kamada the shortfall), bear the costs of such inspection. Any deficiencies in payment shall be immediately due and payable by Chiesi to Kamada. Any independent certified public accountant engaged by Kamada to conduct the audit pursuant to this Section 5.7 shall sign a confidentiality agreement acceptable to Chiesi prior to any such audit and shall only report those findings of the examination to Kamada as are necessary to validate that payments are tracked, calculated and made in accordance with this Agreement.

5.8           Interest. All amounts not paid when due under this Agreement (excluding any amounts that are disputed and ultimately resolved in favor of the disputing party) shall bear interest at the rate of [*****] per year, compounded annually, from the due date until the date of payment.

ARTICLE 6
ADDITIONAL RIGHTS AND OBLIGATIONS OF CHIESI

6.1          Sales and Marketing.

(a)          Chiesi shall, at its expense, at all times during the Term of the Agreement use its Best Reasonable Efforts to Commercialize the Product in the Territory.

(b)          Within [*****] days following the execution of this Agreement, Chiesi will submit to Kamada for review an initial marketing plan outlining Chiesi’s proposed pre and post approval marketing and sales activities in each of the countries covered by the EU Centralized Approval and the Parties shall hold a detailed discussion regarding such initial marketing plan within [*****] after it is submitted to Kamada (the “Initial Marketing Plan”). Within [*****] following filing of the application for the EU Centralized Approval with the EMA, Chiesi will submit to Kamada for review a detailed marketing plan outlining Chiesi’s proposed marketing and sales activities in each country covered by the EU Centralized Approval and the Parties shall hold a detailed discussion regarding such marketing plan and shall agree on a final version of such marketing plan (the “Marketing Plan”) within [*****] days after it is submitted to Kamada. Chiesi and Kamada will meet no less than annually to review the Marketing Plan (other than pricing).

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(c)          Chiesi shall, at its sole expense, be responsible for the preparation and development of all sales and marketing materials (including promotional literature) in connection with the marketing and sale of the Product. Chiesi shall be responsible for ensuring that the text of all such sales and marketing materials is in compliance in all material respects with any Applicable Laws and Guidelines and is used solely by Chiesi, its Affiliates and sub-distributors. Kamada shall have the right to review and comment such sales and marketing materials prepared by Chiesi and Chiesi and Kamada will meet no less than annually to review the sales and marketing materials. Kamada will use its Commercially Reasonable Efforts to cooperate with Chiesi in the preparation of Chiesi’s sales and marketing materials.

(d)          Regulatory Submissions. Kamada shall be responsible for submitting all advertising and promotional materials to any Regulatory Authority throughout the Territory at Kamada’s expense.

6.2          Certain Restrictions. Chiesi shall not, and shall use its Best Reasonable Efforts to ensure that its Affiliates and sub-distributors shall not knowingly Commercialize the Product for any use or any indication other than in the Field.

6.3          Minimum Purchase Levels.

(a)          Commencing on the second calendar year following the calendar year in which Chiesi received the Reimbursement Approval in at least [*****] Major Countries (each a “Minimum Period”) and without derogating from Section 4.2(e) above, Chiesi shall be obligated to achieve a minimum annual purchase level of Product (in vials) for the whole Territory (the “Minimum Purchase Levels”) as follows:

Minimum Period	Minimum Purchase Levels in all countries in the Territory
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

(b)          At least [*****] prior to the termination of the [*****] Minimum Period, the Parties shall mutually agree whether to increase the Minimum Purchase Levels for the next Minimum Periods. In the event that the Parties agree not to increase the Minimum Purchase Levels or agree to increase the Minimum Purchase Levels only in future Minimum Periods, the Minimum Purchase Levels for each Minimum Period shall equal the Minimum Purchase Level in the previous year.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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6.4          Compliance with Laws. Chiesi shall comply in all material respects with all Applicable Laws and Guidelines and with the Specifications applicable to the shipment, lot release (to the extent applicable), storage, handling and the Commercialization of the Product in the Territory, including maintaining qualified quality facilities and procedures. Chiesi shall ensure that all Affiliates and sub-distributors shall implement such quality control systems and procedures as shall be appropriate to ensure compliance with the above requirements. Chiesi shall allow, and shall procure that its Affiliates, sub-distributors, and subagents shall allow, if required by any Regulatory Authority or in order to comply with Applicable Laws and Guidelines, upon reasonable prior written notice and in a manner calculated not to unreasonably interfere with Chiesi's or its Affiliates', sub-distributors', and subagents' conduct of business, allow Kamada employees or Representatives or any representatives of any Regulatory Authority, to conduct compliance audits or inspections relating to the shipment, lot release (to the extent applicable), storage handling, and the physical distribution of the Product in the Territory.

6.5          Reports. During the Term of this Agreement, Chiesi shall furnish Kamada with the following written reports, all in English language:

(a)          within [*****] Days following the end of each [*****], a report detailing: (i) sales of the Product during the previous [*****], (ii) an inventory status, and (iii) the estimated number of patients using the Product, all, on a country by country basis;

(b)          within [*****] Days following the end of each [*****] following receipt of the EU Centralized Approval, a report detailing all launch/pre-launch activities, including: (i) advertising and promotional activities, carried out in the previous [*****] and compliance with the Marketing Plan, (ii) information regarding the screening efforts made in order to identify new patients, activities related to opinion leaders and patients organizations, all on a country by country basis, (iii) pertinent market conditions prevailing within the Territory, including, but not limited to, information regarding competing products and (iv) pricing and reimbursement efforts on a country basis and relevant Applicable Laws and Guidelines;

(c)          Within [*****] days following the end of each [*****], a report detailing: (i) the aggregate amount of Net Sales in such [*****], and (ii) the number of 4 mL vials of Product listed in invoices used for the calculation of Net Sales and all other data required for the calculation of Market Price and Transfer Price.

6.6          Sales Leads. Chiesi shall promptly forward to Kamada all leads for sales of Product outside the Territory.

6.7          Follow-Up. To the extent permitted by Applicable Laws and Guidelines, Chiesi shall ensure that during the Term of this Agreement and for a period ending [*****] following the expiration labeled shelf life of each unit of Product sold by Chiesi under this Agreement, directly or indirectly through its Third Party agents and/or customers, Chiesi is able to identify the final disposition of each unit of Product. Upon Kamada’s written request identifying a reasonable need for such data, Chiesi shall use Commercially Reasonable Efforts to obtain such data and to provide all such data to Kamada, at Kamada’s expense, and/or the applicable Regulatory Authorities, at Chiesi’s expense.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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6.8          Relationship with PARI.

(a)          Kamada hereby subcontracts and/or sublicenses to Chiesi, and enforces for the benefit of Chiesi, with Chiesi assuming Kamada's obligations, any and all rights of Kamada against PARI or any other Third Party under the Commercialization Agreement, as applicable. Chiesi shall perform Kamada's obligations under the Commercialization Agreement diligently and to the extent required thereunder.

(b)          Chiesi shall maintain a proper business relation with PARI and shall use its Best Reasonable Efforts not to harm Kamada's business relationship with PARI. Chiesi shall on a [*****] basis deliver to Kamada reports detailing the on-going relationship between Chiesi and PARI, including any steps taken by the parties for the commercialization, supply, and maintenance of the Device and the Device Accessories, as applicable.

(c)          Notwithstanding Section 6.8(a) above, Kamada shall continue to perform its obligation to make certain payments to PARI in accordance with Section 5.5 to the Agreement and under any other agreement to which Kamada and PARI are parties.

6.9          Trademarks. Chiesi shall be solely responsible for selecting, registering, and enforcing the Trademarks and shall have sole and exclusive ownership of them. Upon termination (but not expiration, subject to Section 14.3(c) below) of this Agreement in its entirety, except if this Agreement is duly terminated by Chiesi pursuant to Sections 14.2(a) or 14.2(b) below, Chiesi shall promptly assign or cause to be assigned to Kamada all Trademarks that Chiesi or any of its Affiliates owns and/or has developed in any country within the Territory.

ARTICLE 7
ADDITIONAL RIGHTS AND OBLIGATIONS OF KAMADA

7.1          Compliance with Laws; Manufacturing. Kamada shall comply in all material respects with all Applicable Laws and Guidelines applicable to the design, manufacture, labeling, packaging, storage, testing, release, shipping and handling of the Product in the Territory, including maintaining qualified manufacturing and quality facilities and/or procedures in accordance with EU cGMP pharmaceutical standards. Further, the Parties shall, within [*****] following the execution of this Agreement, enter into a Quality Agreement in accordance with Applicable Laws and Guidelines, which shall include, without limitation, a complaint management process, storage, and shipment conditions and controls, product release and environmental, temperature and humidity conditions and controls, as well as roles and responsibilities in the change control process, each, as applicable. Kamada and any Third Party manufacturer engaged by Kamada shall ensure that the Products are manufactured in strict compliance with the Specifications. Following receipt of the EU Centralized Approval, the Parties will review and if necessary, amend, such Quality Agreement.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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7.2          Training and Support. Kamada shall provide to Chiesi English copies of all available technical materials (including Clinical Study reports and summaries) and such other materials, information and knowledge that are owned by Kamada and in Kamada’s control or possession as are necessary to train sales personnel of Chiesi, its Affiliates and sub-distributors in the Territory (the “Sales Personnel”), at such times as shall be decided by the marketing and sales subcommittee appointed by the JSC. Chiesi shall be entitled to duplicate, reproduce and distribute such materials to the extent necessary or useful in conducting training of the Sales Personnel. Chiesi shall be responsible, at its sole cost and expense, for training all Sales Personnel.

7.3          Sales Leads. Kamada shall promptly forward to Chiesi all leads for sales of Product in the Territory.

7.4          Manufacturing Audit. Kamada shall, as reasonably deemed necessary by Chiesi, but no more frequently than once in any [*****] period and upon not less than [*****] prior written notice from Chiesi and in a manner calculated not to unreasonably interfere with Kamada’ or its Third Party manufacturers’ conduct of business, allow Chiesi employees or Representatives reasonable access to its and/or its Third Party manufacturers’ manufacturing, packaging, testing, stability, and quality control facilities, as the case may be, that relate to the Product, including the actual process of manufacture and packaging of the Product, at Chiesi's expense. The audit shall be conducted by Chiesi's personnel and any of its designated Representatives each of whom shall, in connection with their participation in such audit, agree to execute a confidentiality agreement in favor of Kamada. Such audits will be conducted during Kamada’s normal business hours and at times mutually agreeable to the Parties.

ARTICLE 8
PRODUCT WARRANTIES

8.1          Warranty. Kamada warrants that, as of the time of delivery by Kamada to Chiesi of the Product in accordance with this Agreement, all Products will (a) be free of defects in design, material and workmanship and conform to the Specifications, and (b) comply in all material respects with all Applicable Laws and Guidelines applicable to the Product in the Territory.

8.2          Non-Conforming Product.

(a)          Within [*****] of Chiesi’s receipt of an order for the Product, Chiesi may reject any such order or portion thereof that (i) does not conform to the warranty under Section 8.1 above, including to the Specifications, or (ii) is based on any claimed shortage in quantity, provided that such non-conformity in (i) above is not due to any failure by Chiesi, its Affiliates, agents or representatives to ship, handle, maintain, or store the Product as required under the Specifications. Kamada shall reasonably assist Chiesi in performing any such testing by providing to Chiesi any necessary technical information to accomplish such testing by Chiesi. Chiesi shall notify Kamada in writing within such [*****] period of its rejection of any order or portion thereof of the Product delivered by Kamada, which notice of rejection must contain the reason for such rejection; provided, however, that this limitation shall not apply to hidden defects in the Product. In the case of hidden defects, Chiesi shall have [*****] days from the date it becomes aware or reasonably should have become aware of any hidden defect to reject any order of the Product in accordance with applicable terms and conditions hereof.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(b)          In the event of the rejection of the Product under this Section 8.2, or any other nonconformity or defect which the Parties mutually agree is a proper basis for rejection, and if such rejection is appropriately made by Chiesi, Kamada shall use its Best Reasonable Efforts to replace the rejected Product or make up the shortage at its expense within [*****] of the notice of such rejection or shortage, and in any case as soon as reasonably possible after receiving such notice, at no additional cost to Chiesi (including shipping and transportation costs), and Kamada shall make arrangements with Chiesi for the return or disposal of any rejected Product, such return shipping or disposal charges to be paid by Kamada.

(c)          In the event of a conflict regarding whether or not the Product conforms to the warranty under Section 8.1 above, including to the Specifications at the time of delivery, and Chiesi and Kamada are unable to resolve such conflict after a good faith attempt by both Parties to resolve such matter in a period of [*****] days after the conflict arises, a sample of the Product shall be submitted by Chiesi to an independent laboratory reasonably acceptable to both Parties for testing against the Specifications or other defect and the test results obtained by such laboratory shall be final and controlling for purposes of this Agreement. If the Parties are unable to agree upon such independent laboratory in a period of [*****] days after the conflict arises, such independent laboratory shall be selected by the President of the ICC. The fees and expenses of such laboratory testing shall be borne entirely by the Party against whom such laboratory’s findings are made. In the event the independent laboratory test results indicate that the Product in question did not meet the Specifications or is otherwise defective, Kamada shall use its Best Reasonable Efforts to replace the rejected Product at no additional cost to Chiesi within [*****] days after receipt of such results if replacement Product stock is available, and in any case as soon as reasonably possible after receipt of such independent laboratory test. In the event the independent laboratory test results indicate that the rejected Product in question meets the Specifications, then Chiesi shall pay all additional shipping and transportation costs, incurred by Kamada as a result of the conflict as well as the cost of the Products to the extent that such Products have not been previously paid for by Chiesi, and shall accept and pay for the previously rejected Product in accordance with all applicable provisions hereunder.

(d)          Without derogating from Section 4.2(e) and from any obligations that Kamada may have under this Agreement with respect to Third Party Claims, the foregoing shall be Chiesi’s sole and exclusive remedy with respect to non-conforming Products or shortages, and all other remedies at law or in equity shall not be available to Chiesi.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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8.3          Disclaimer of Warranties. Except for those warranties expressly set forth in Section 2.2, Section 8.1 and ARTICLE 9 of this Agreement, neither Party makes any warranties, written, oral, express or implied, with respect to the Product or the development and production of the Product. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT HEREBY ARE DISCLAIMED. NO WARRANTIES OF EITHER PARTY MAY BE CHANGED BY ANY REPRESENTATIVES OF EITHER PARTY EXCEPT IN A WRITING SIGNED BY BOTH PARTIES.

ARTICLE 9
REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1          Kamada’s Representations, Warranties, and Covenants. Kamada hereby represents and warrants (or covenants, as applicable) to Chiesi that as of the Effective Date and during the Term:

(a)          Kamada is a corporation duly organized, validly existing and in good standing under the laws of Israel, and this Agreement has been duly authorized by all necessary corporate action.

(b)          Kamada has all necessary corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder and is not under any obligations inconsistent with the provisions of this Agreement.

(c)          This Agreement has been duly authorized, executed and delivered by Kamada and is the legal, valid and binding obligation of Kamada, enforceable against Kamada in accordance with its terms.

(d)          Neither the execution, delivery and performance by Kamada of this Agreement nor the consummation of the transactions contemplated hereby violate or conflict with the charter documents of Kamada, any material obligation, contract, agreement or instrument to which Kamada is a party or by which it or its properties are bound, or any judgment, decree, order or award of any court, governmental body or arbitrator by which Kamada is bound, or any Applicable Laws and Guidelines applicable to Kamada.

(e)           Kamada owns or Controls all of the rights, title and interest in and to the Kamada Intellectual Property and has the full right, power and authority to grant to Chiesi the rights and licenses necessary to perform Chiesi’s activities under this Agreement in the Territory.

(f)          To Kamada’s best knowledge, as of the Effective Date, the Commercialization of the Product in the Territory, as anticipated hereunder, does not infringe upon the patents or any other Intellectual Property rights of any Third Party.

(g)          As of the Effective Date, Kamada has not been notified in writing and is not aware of any patent infringement or other action pending before any court, governmental agency or other tribunal relating to the Product.

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9.2          Chiesi’s Representations, Warranties, and Covenants. Chiesi hereby represents and warrants (or covenants, as applicable) to Kamada that as of the Effective Date and during the Term:

(a)          Chiesi is duly organized, validly existing and in good standing under the laws of Italy and this Agreement has been duly authorized by all necessary corporate action.

(b)          Chiesi has all necessary corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder and is not under any obligations inconsistent with the provisions of this Agreement.

(c)          This Agreement has been duly authorized, executed and delivered by Chiesi and is the legal, valid and binding obligation of Chiesi, enforceable against Chiesi in accordance with its terms.

(d)          Neither the execution, delivery and performance by Chiesi of this Agreement nor the consummation of the transactions contemplated hereby violate or conflict with the charter documents of Chiesi, any material obligation, contract, agreement or instrument to which Chiesi is a party or by which it or its properties are bound, or any judgment, decree, order or award of any court, governmental body or arbitrator by which Chiesi is bound, or any Applicable Laws and Guidelines applicable to Chiesi.

ARTICLE 10

REMEDIAL ACTIONS AND PHARMACOVIGILANCE

10.1        Remedial Actions.

(a)          Following initial supply of Products to Chiesi, each Party will notify the other immediately, and promptly confirm such notice in writing, if it obtains information indicating that the Products may be subject to any quality issue, recall, corrective action (including field correction action), or other regulatory action (other than a corrective and preventive action (“CAPA”)) in the Territory (a “Remedial Action”).

(b)          If requested by Kamada, Chiesi will assist Kamada, at Kamada’s expense other than as set forth below, in gathering and evaluating such information as is necessary to determine the necessity of conducting Remedial Action; provided that Chiesi shall have sole responsibility for collecting information from its customers, including customer complaints. Kamada shall determine whether to commence any Remedial Action with respect to the Product in the Territory taking into account, inter alia, safety requirements, regulatory requirements, effect on patients, and minimizing any detriment effect to the Commercialization of the Product in the Territory. Each Party will maintain adequate records to permit the Parties to trace the manufacture of the Product and the distribution and use of such Product. In the event that Kamada determines that any Remedial Action with respect to the Product should be commenced, or Remedial Action is required by any governmental authority having jurisdiction over the matter, Kamada shall conduct such Remedial Action, except for any field correction actions which shall be conducted by Chiesi at Kamada's expense, other than as set forth below. Chiesi shall use Commercially Reasonable Efforts to cooperate with Kamada in implementing any such Remedial Action to the extent such cooperation is necessary to effect the Remedial Action, at Kamada’s expense, other than as set forth below. Kamada shall have sole responsibility for handling any CAPAs in a reasonable manner and Chiesi shall cooperate with Kamada to the extent reasonably requested by Kamada in handling any CAPA at Kamada’s expense, other than as set forth below. Any costs and expenses incurred by either Party in connection with a Remedial Action shall be borne by the Party whose acts or omissions caused or resulted in the necessity for such Remedial Action, and such Party shall reimburse or credit the other Party for any such costs or expenses within [*****] days of receiving written notice from the other Party that the cost or expense has been incurred. Specific mechanisms related to the handling of customer complaints and to the Remedial Action process shall be included in the Quality Agreement, all in accordance with the terms set forth in this Agreement.

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10.2        Pharmacovigilance, Adverse Event Reporting, and Notification of Complaints.

(a)          Responsibility. With respect to all countries in the Territory, Kamada shall be responsible for all pharmacovigilance activities and adverse event reporting for the Product, including reporting to all relevant Regulatory Authorities as stemmed within its obligation as a the manufacturer of the Product and holder of the EU Centralized Approval and any other Regulatory Approvals, and Chiesi shall assist Kamada in such pharmacovigilance activities (e.g. field reporting, follow up, etc.) as stemmed within its obligation as the distributor of the Product. Without derogating from the above, the Parties shall, within [*****] following the execution of this Agreement, enter into a SDEA in accordance with Applicable Laws and Guidelines, which shall include, without limitation, provisions for exchange of adverse event and pregnancy exposure data concerning the Product. Following receipt of the EU Centralized Approval, the Parties will review and if necessary, amend, such SDEA.

(b)          Complaints Reporting. The Parties shall report to each other all information necessary for the other Party to make timely reports as required by any Regulatory Authority or other authorized authority in the Territory regarding the Product. Notification of complaints systems and procedures shall be specified in the Quality Agreement.

(c)          Notification of Threatened Action. Each Party shall immediately notify the other Party of any information it receives regarding any threatened or pending action, inspection or communication by or from any Third Party, including, without limitation, a Regulatory Authority which may affect the safety or efficacy claims of the Product or the continued Commercialization of the Product. Upon receipt of such information, the Parties shall consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action.

10.3        Post Marketing Activities. All Post Marketing Activities will be conducted by either Party, at such Party’s expense, in accordance with each Party respective responsibility as set out in this Agreement, including in Sections 3.1(c), and 10.2(a) above.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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ARTICLE 11
INTELLECTUAL PROPERTY

11.1        Ownership of Intellectual Property. Kamada will retain all ownership and Control of the Kamada Intellectual Property, and will prosecute (to the extent applicable and subject to Section 13.7 below) and maintain all such Kamada Intellectual Property as necessary or useful to Chiesi for the Commercialization of the Product in the Territory.

11.2        License. During the Term and subject to the terms of this Agreement, Kamada hereby grants to Chiesi and its Affiliates an exclusive, royalty-free right and license, with the right to grant sublicenses only to sub-distributors and subagents, in the Territory to the Kamada Intellectual Property, that is necessary or useful to enable Chiesi to use (in a manner consistent with the activities contemplated by this Agreement) and Commercialize the Product in the Territory under and in accordance with the terms of this Agreement (not including any rights to develop, manufacture, or process the Product).

ARTICLE 12
CONFIDENTIAL INFORMATION

12.1        Confidentiality. Each Party acknowledges that, in the course of performing its duties and obligations under this Agreement, certain information that is confidential or proprietary to such Party including the Kamada Intellectual Property and each Parties Intellectual Property (“Confidential Information”) will be furnished by the other Party or such other Party’s Representatives. Each Party agrees that any Confidential Information furnished by the other Party or such other Party’s Representatives will not be used by it or its Representatives except in connection with, and for the purposes of, the manufacturing and Commercialization of Product and for any other purpose permitted under this Agreement and, except as provided herein, will not be disclosed by it or its Representatives without the prior written consent of the other Party. Notwithstanding the foregoing, Confidential Information furnished by a Party may be disclosed by a Receiving Party to such Receiving Party’s Representatives or such Receiving Party’s bona fide potential purchasers, acquirers, investors, bankers and lenders, and the professional advisors of the foregoing; provided that such persons need to know the disclosed Confidential Information and agree to be bound by the Receiving Party’s obligation of confidentiality hereunder with respect to such Confidential Information. The Parties further agree that all Confidential Information disclosed in written, electronic or other tangible form (such as a physical prototype, physical sample, photograph or video tape) shall be clearly marked “CONFIDENTIAL” (or sent in a communication clearly marked “CONFIDENTIAL”) or, if furnished in oral form or by visual observation, shall be stated to be confidential by the Party disclosing such information at the time of such disclosure and reduced to a writing by the Party disclosing such information which is furnished to the other Party or such other Party’s Representatives within [*****] days after such disclosure.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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12.2        Exceptions. The confidentiality obligations of each Party under Section 12.1 do not extend to any Confidential Information furnished by the other Party or such other Party’s Representatives that (a) is or becomes generally available to the public other than as a result of a disclosure by the recipient Party or its Representatives, (b) is or becomes generally available to the public as a result of a disclosure specifically permitted under Section 12.3, (c) was available to the recipient Party or its Representatives on a non-confidential basis prior to its disclosure thereto by the other Party or such other Party’s Representatives as can be proved by documentary evidence, (d) can be demonstrated by documentary evidence by the recipient Party that it was independently developed by the recipient Party without reference to any Confidential Information of the other Party, or (e) becomes available to such Party or its Representatives on a non-confidential basis from a source other than the other Party or such other Party’s Representatives, as can be proved by documentary evidence; provided, however, that such source is not bound by a confidentiality agreement with the other Party or such other Party’s Representatives.

12.3        Legally Required Disclosures. If the Party receiving any Confidential Information or any of its Representatives (the “Receiving Party”) is required by Applicable Laws and Guidelines or by order of a court of law, administrative agency, or other governmental body (including the Israeli Securities Authority) to disclose any of the Confidential Information furnished by the other Party or the fact that such Confidential Information has been made available to it, the Receiving Party will (a) promptly provide the other Party (the “Disclosing Party”) with reasonable advance written notice if at all possible to enable the Disclosing Party the opportunity to seek a protective order or to otherwise prevent or limit such legally required disclosure, (b) use Commercially Reasonable Efforts to cooperate with the Disclosing Party to obtain such protection, and (c) disclose only the legally required portion of the Confidential Information and will use Commercially Reasonable Efforts to obtain reliable assurance that confidential treatment will be accorded to that portion of the Confidential Information being disclosed. Any such legally required disclosure will not relieve the Receiving Party from its obligations under this Agreement to otherwise limit the disclosure and use of such information as Confidential Information.

12.4        Terms of Agreement. The terms of this Agreement, and the transactions contemplated hereby shall be deemed to be Confidential Information subject to the provisions of Section 12.1, provided however that this Agreement and/or the general terms thereof (including general financial terms) may be disclosed in connection with either Party's disclosure obligations under any applicable securities law, public offering of securities anywhere in the world, or in connection with any due diligence process in which the Third Party conducting the due diligence process agrees to be bound by the disclosing Party’s obligation of confidentiality with respect to such Confidential Information, provided however that in the event of disclosure obligations under any applicable securities law, public offering of securities anywhere in the world : (i) the disclosing Party shall make its Best Reasonable Efforts to narrow the scope of disclosure, and (ii) the disclosing Party shall provide the other Party detailed notice of the disclosure as soon as practicable prior to such disclosure, to enable the other Party to properly review and comment the scope of disclosure and/or to allow it to contest such required disclosure or seek protective or other court orders.

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12.5        Return of Confidential Information. Upon termination of this Agreement and upon the request of the Disclosing Party, the Receiving Party will return to the Disclosing Party all Confidential Information (including copies) provided by the Disclosing Party under this Agreement, and will destroy all summaries, extracts and the like prepared by the Receiving Party that incorporate the Disclosing Party’s Confidential Information; provided, however, that the Receiving Party may retain one complete copy of the Confidential Information as well as of the summaries, extracts and the like prepared by the Receiving Party that incorporate the Disclosing Party’s Confidential Information, for the purpose of determining its obligations under this Agreement, such copy to be retained by the Legal Department of the Receiving Party.

12.6        Restriction on Trading in Securities of Kamada. Chiesi acknowledges that information provided to it or to be provided to it under this Agreement includes confidential and non-public information that may be considered “inside information” under Israeli securities law. Chiesi shall comply with the provisions of Israeli securities laws regarding the use of any such “inside information”.

12.7        Survival. The obligations of the Parties under this ARTICLE 12 shall survive for [*****] after the termination or expiration of this Agreement, except for trade secrets regarding which the confidentiality obligations of the Parties under this ARTICLE 12 shall survive indefinitely.

ARTICLE 13
INDEMNIFICATION; INSURANCE REQUIREMENTS; PATENT INFRINGEMENT

13.1        Kamada Indemnity. Kamada agrees to indemnify, defend and hold Chiesi and its Affiliated Parties (collectively, the “Chiesi Indemnified Parties”) harmless from and against all direct losses, liabilities, damages, costs and expenses (including reasonable attorney’s fees and costs of investigation and litigation regardless of outcome) resulting from all claims, demands, actions and other proceedings by or on behalf of any Third Party (including any governmental authority) (collectively, “Claims”) to the extent arising from:

(a)          any breach by Kamada of any of its representations, warranties, covenants or obligations under this Agreement;

(b)          the negligence, gross negligence, recklessness or willful misconduct of Kamada, its Affiliates or agents in the performance of Kamada’s obligations hereunder;

(c)          [*****] to comply in all material respects with [*****] in the conduct of [*****];

(d)          any theory of [*****] (including without limitation [*****] that is applicable in [*****] with respect to the [*****] of [*****] and arising directly from [*****];

(e)          Claims that the (i) [*****] or (ii) exercise of any [*****] granted to [*****] in accordance with [*****] solely to the extent such [*****] hereunder;

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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provided that Kamada shall not be obligated pursuant to this Section 13.1 to the extent Chiesi is required to indemnify Kamada under Section 13.2 hereof.

13.2        Chiesi Indemnity. Chiesi agrees to indemnify, defend and hold Kamada and its Affiliated Parties (collectively, the “Kamada Indemnified Parties”) harmless from and against all direct losses, liabilities, damages, costs and expenses (including reasonable attorney’s fees and costs of investigation and litigation regardless of outcome) resulting from all Claims to the extent arising from:

(a)          any breach by Chiesi of any of its representations, warranties, covenants or obligations under this Agreement;

(b)          the negligence, gross negligence, recklessness or willful misconduct of Chiesi, its Affiliates or agents in the performance of Chiesi’s obligations hereunder;

(c)          the failure of [*****] to comply in all material respects with [*****] in the conduct of the [*****];

(d)          Claims that the [*****] solely to the extent such [*****];

(e)          any theory of [*****] (including without limitation [*****] that is applicable [*****] with respect to the [*****] of [*****] and arising directly from [*****];

(f)          the appointment or termination of any sub-distributor or subagent or the acts or omissions of any sub-distributor or subagent;

provided that Chiesi shall not be obligated pursuant to this Section 13.2 to the extent Kamada is required to indemnify Chiesi under Section 13.1 hereof.

13.3        Claims for Indemnification. Whenever any indemnification claim arises under this Agreement, the Party seeking indemnification (the “Indemnified Party”) shall promptly notify the other Party (the “Indemnifying Party”) of the claim and, when known, the facts constituting the basis of such claim; provided, however, that failure to give such notice shall not relieve the Indemnifying Party of its obligation hereunder unless and to the extent that such failure substantially prejudices the Indemnifying Party.

13.4        Third-Party Claims. In the event of a Third Party claim giving rise to indemnification hereunder, the Indemnifying Party may, upon prior written notice to the Indemnified Party, assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party, and shall thereafter be liable for all reasonable expenses incurred in connection with such defense, including attorneys’ fees and expenses; provided, however, that if the Indemnifying Party assumes the defense of any such claim, the Indemnified Party may participate in such defense at its own expense and with counsel of its choice; provided further, however, that if there are one or more legal defenses available to the Indemnified Party that conflict with those available to the Indemnifying Party or there exists any other conflict of interest, the Indemnifying Party shall have the right to assume the defense of such claim but the Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to participate in the defense thereof. If the Indemnifying Party elects to control the defense of such claim, it shall do so diligently and shall have the right to settle any claim for monetary damages, provided such settlement includes a complete and absolute release of the Indemnified Party and shall not admit any fault or liability on the part of the Indemnified Party. Notwithstanding anything to the contrary, the Indemnifying Party may not settle any claims for fines, penalties or the like or in any way adverse to the Indemnified Party without the prior written consent of the Indemnified Party, which shall not unreasonably be withheld, conditioned or delayed.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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13.5        Insurance Requirements. Each Party will, at its own cost and expense, obtain and maintain in full force and effect, during the Term, the following insurance policies:

(a)          [*****] Insurance. Prior to commencement of any [*****] and/or any [*****], [*****] shall purchase a [*****] insurance that shall cover [*****], including [*****], all in accordance with any Applicable Law and Guidelines. [*****] shall be added to such insurance as an “Additional Insured” and shall be obligated to promptly notify [*****] in writing upon [*****] becoming aware of any information that could give rise to a Claim related to [*****] and/or any [*****].  Notwithstanding Section 13.4 above, no admission, offer, undertaking, promise, compensation, arrangement or payment to [*****] or to [*****] or to any Third Party shall be made by [*****] or by its Representatives, regarding any event in respect of which a Claim can be made under such insurance, without the insurance company's prior written consent.

(b)           [*****] Insurance. Upon [*****], [*****] shall extend its [*****] insurance to include [*****] as an “Additional Insured” [*****], at [*****] expense. [*****] shall be obligated to promptly notify [*****] in writing upon [*****] becoming aware of any circumstances that could give rise to a [*****].  Notwithstanding Section 13.4 above, no admission, offer, undertaking, promise, compensation, arrangement or payment to any Third Party shall be made by [*****] or by its Representatives regarding any event in respect of which a Claim can be made under such insurance, without the insurance company's prior written consent.

(c)          [*****] Insurance. Upon [*****], [*****] shall use its Commercially Reasonable Efforts to extend its [*****] insurance to include [*****] as an “Additional Insured”, at [*****] expense. [*****] shall be obligated to promptly notify [*****] in writing upon [*****] becoming aware of any circumstances that could give rise to a [*****] claim.  Notwithstanding Section 13.4 above, no admission, offer, undertaking, promise, compensation, arrangement or payment to any Third Party shall be made by [*****] or by its Representatives regarding any event in respect of which a Claim can be made under such insurance, without the insurance company's prior written consent.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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13.6        LIMITATION ON LIABILITY. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY INCLUDING THE INDEMNIFICATION PROVISIONS UNDER THIS ARTICLE 13, EXCEPT AS PROVIDED FOR IN SECTION 4.2 (E), FOR SPECIFIC PAYMENT OBLIGATIONS UNDER THE AGREEMENT (INCLUDING ARTICLE 5), AND DAMAGES ARISING FROM A PARTY’S WILLFUL MISCONDUCT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATED PARTIES, FOR ANY LOST PROFITS OR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, COLLATERAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND BASED ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT (INCLUDING LOSS OF USE, DATA, OR BUSINESS), AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED FOR HEREIN. THE PARTIES AGREE, HOWEVER, THAT NONE OF THE FOREGOING LIMITATIONS OF THIS SECTION 13.5(a) APPLY TO ANY AMOUNTS PAID OR PAYABLE DUE TO ANY THIRD-PARTY RELATED CLAIM, DEMAND, PROCEEDING, SUIT OR ACTION FOR WHICH A PARTY IS OBLIGATED TO INDEMNIFY THE OTHER PARTY PURSUANT TO SECTION 13.1 OR 13.2, AND ANY SUCH AMOUNTS WILL BE CONSIDERED COMPENSATORY OR DIRECT DAMAGES AND NOT INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, COLLATERAL OR INCIDENTAL DAMAGES.

13.7        Third-Party Infringement.

(a)          Each Party shall promptly notify the other Party in writing of any infringement or violation by any Third Party of any Kamada Intellectual Property rights related to the Product of which it becomes aware. In the case of any infringement or violation by any Third Party in the Territory of any Kamada Intellectual Property rights related to the Product, Kamada shall have the right but not the obligation, at its sole expense, to exercise its rights (including, without limitation, common law and statutory rights) to cause such Third Party to cease such infringement and to otherwise enforce such rights. If Kamada determines that Chiesi is an indispensable party to the action, Kamada shall provide written notice to Chiesi and Chiesi hereby consents to participate in such action. In such event, Chiesi shall have the right to be represented in such action using counsel of its own choice, at its own expense. No settlement of any such action or proceeding will be entered into by Kamada relating to the Field and the Territory without the prior written consent of Chiesi, which consent shall not be unreasonably withheld, conditioned or delayed.

(b)          If Kamada (i) fails to bring an action for infringement within the Field and within the Territory by a Third Party of any Kamada Intellectual Property within a period of [*****]provided, however, that Chiesi’s right below shall not be prejudiced by a time barring of the action within the said [*****] period, after providing written notice to or receiving written notice from Chiesi of the possibility of pursuing such an action, including the evidence supporting such possible action; or (ii) notifies Chiesi in writing prior to the expiration of such [*****], provided, however, that Chiesi’s right below shall not be prejudiced by a time barring of the action within the said [*****] period, that Kamada declines to bring an action for infringement within the Field and within the Territory; then, Chiesi shall have the right, but not the obligation, to bring and control any such action using counsel of its own choice, at its own expense on no less than [*****] prior written notice to Kamada.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(c)          If Chiesi determines that Kamada is an indispensable party to the action, Chiesi shall provide written notice to Kamada and Kamada hereby consents to participate in such action. To the extent that Kamada participates in such action and Kamada consents to be represented by counsel of Chiesi’s choosing, Chiesi shall pay Kamada’s reasonable expenses resulting from such action. In the event that Kamada participates in such an action, but does not consent to representation by counsel selected by Chiesi, Kamada shall have the right to be represented in such action using counsel of its own choice at its own expense. Chiesi shall have no right to bring an action for infringement by a Third Party outside the Field or outside the Territory of any Kamada Intellectual Property.

(d)          Notwithstanding the foregoing, Chiesi agrees that it shall not enter into any settlement, consent, order, consent judgment or other voluntary final disposition of any action it brings under this Section 13.7 without the prior written consent of Kamada (which consent shall not be unreasonably withheld, conditioned or delayed).

13.8        Infringement Defense. In the event either Party receives notice of any claim that the manufacture, use or Commercialization of the Product infringes the rights of a Third Party, it shall give prompt notice to the other Party and shall discuss in good faith alternative strategies for addressing the matter and cooperate with each other to terminate such infringement without litigation. After such discussion, Kamada shall have the right and obligation, at its sole cost and expense, to defend against such claim. Chiesi shall provide, at Kamada’s sole expense, such assistance and cooperation to Kamada as may be reasonably necessary to defend any such action, and Kamada shall have the right to settle such action for monetary damages, provided such settlement includes a complete and absolute release of Chiesi. Notwithstanding anything to the contrary, Kamada may not settle any claims for fines, penalties or the like or in any way adverse to Chiesi without the prior written consent of Chiesi, which shall not unreasonably be withheld or delayed. In any event any payment relating to Kamada's Intellectual Property, to be made to such Third Party (either awarded or through the above settlement) shall be fully borne by Kamada, other than if the provisions of Section 13.2(d) above apply.

13.9        Cooperation as to Indemnified Liability. Each Party hereto shall reasonably cooperate with the other Party with respect to access to witnesses, books, records, or other documentation within such Party’s control, if deemed reasonably necessary or appropriate by any Party in the defense of any claim, which may give rise to indemnification hereunder.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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ARTICLE 14
TERM AND TERMINATION

14.1        Term. This Agreement shall take effect as of the Effective Date and shall continue in full force and effect, subject to Section 14.2 until the twelfth (12th) anniversary of the Effective Date, unless otherwise terminated pursuant to Section 14.2 below (the “Term”).

14.2        Termination. Notwithstanding anything to the contrary contained in this Agreement:

(a)          Either Party may terminate this Agreement, in whole or solely with respect to one or more countries in the Territory (as applicable), by giving notice in writing to the other Party if the other Party is in material breach of this Agreement and shall have failed to cure such breach within [*****] after receipt of a written notice from the non-breaching Party specifying the breach in detail from the non-breaching Party.

(b)          Either Party may terminate this Agreement, in whole by giving notice in writing to the other Party in the event of the granting of a winding-up order in respect of the other Party, or upon an order being granted against the other Party for the appointment of a receiver over all or substantially all of such other Party’s assets, or if such other Party passes a resolution for its voluntary winding-up, or if a temporary or permanent liquidator or receiver over all or substantially all of such other Party’s assets is appointed in respect of such other Party, or if a temporary or permanent attachment order is granted on all of such other Party’s assets, or a substantial portion thereof and is not cancelled within [*****] or if such other Party shall seek protection under any laws or regulations, the effect of which is to suspend or impair the rights of any or all of its creditors, or to impose a moratorium on such creditors, or if anything analogous to any of the foregoing in this Section 14.2(b) under the laws of any jurisdiction occurs in respect of such other Party; provided that in the case that any such order or act is initiated by any Third Party, the right of termination shall apply only if such order or act as aforesaid is not cancelled within [*****] of the grant of such order or the performance of such act.

(c)          Chiesi may terminate this Agreement, in whole or solely with respect to one or more countries in the Territory, upon [*****] written notice to Kamada in the event that the EU Centralized Approval and/or Regulatory Approval in one or more countries (in such event only with respect to such country or countries) has been withdrawn or the application for the EU Centralized Approval and/or Regulatory Approval in such country or countries has been rejected and such decision has not been reversed within one hundred and [*****] of its issuance, in each case by the applicable Regulatory Authority, and in each case provided that such withdrawal or rejection was not primarily caused by the breach by Chiesi or any of its Affiliates of its obligations hereunder; provided that Chiesi’s termination right under this Section 14.2(c) shall be limited to the affected geography.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(d)          Kamada may terminate this Agreement, in whole or solely with respect to one or more countries in the Territory, upon [*****] written notice to Chiesi in the event that:

(i)          the EU Centralized Approval has been withdrawn and/or the Regulatory Approval in one or more countries has been withdrawn (in such event only with respect to such country or countries) or the application for the EU Centralized Approval has been rejected and/or Regulatory Approval in such country or countries has been rejected (in such event only with respect to such country or countries) and such decision has not been reversed within [*****] of its issuance, in each case by the applicable Regulatory Authority, and in each case provided that such withdrawal or rejection was not caused primarily by the breach by Kamada or any of its Affiliates of its obligations hereunder and provided, further, that Kamada’s termination right under this Section 14.2(d)(i) shall be limited to the affected geography.

(ii)         Chiesi fails to meet the Minimum Purchase Levels in all countries in the Territory pursuant to Section 6.3 above and such failure remains uncured for [*****] following written notice of such failure to Chiesi.

(e)          Kamada may terminate this Agreement, in whole or solely with respect to one or more countries in the Territory, upon written notice to Chiesi (effective immediately), if Chiesi or any Affiliated Party infringes, in any manner, any portion of Kamada’s Intellectual Property, unless such infringement is definitively ceased within [*****] following written notice thereof to Chiesi.

14.3        Rights and Obligations on Termination.

(a)          Upon any termination of this Agreement by Kamada with respect to one or all countries within the Territory pursuant to Sections 14.2(a), 14.2(b), 14.2(d) or 14.2(e) above, or by Chiesi pursuant to Section 14.2(c) above, Chiesi shall (i) immediately cease Commercializing or otherwise using the Product in such countries, (ii) cooperate with Kamada and use its Commercially Reasonable Efforts to assist the integration of the entity that will assume Chiesi's responsibilities hereunder and (iii) furnish Kamada with: (x) a list of all of the patients treated by the Product in such countries, (y) the details of all sub-distributors and subagents who Commercialize the Product, and (z) copies of any agreements entered between Chiesi and any such sub-distributors and subagents.

(b)          Upon (i) any termination of this Agreement by Chiesi with respect to all countries within the Territory pursuant to Sections 14.2(a) or 14.2(b) above, and (ii) in the case of a termination by Chiesi pursuant to Section 14.2(a), the final arbitral determination pursuant to Section 16.6 below that Kamada in fact actually materially breached the Agreement, then Kamada shall be obliged to reimburse Chiesi, within [*****] any and all payments made by Chiesi up to such termination date under Sections 5.4 above (the “Total Milestone Payments”) as adjusted as follows (such adjusted amount the “Material Breach Amount”):

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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the [*****] by [*****] the [*****] of which represents the [*****] until the [*****] of the [*****] and the [*****] being [*****] (representing the [*****]). Thus, if Chiesi terminates this Agreement for material breach by Kamada [*****] following the [*****], and at the time of such termination, [*****] had actually been [*****] as the [*****], then [*****] shall be [*****], pursuant to the following calculation: [*****].

Chiesi shall have [*****] following the final arbitral determination pursuant to Section 16.6 below that Kamada in fact actually materially breached the Agreement to file a claim for damages incurred as a result of such material breach. If Chiesi does not elect to file such claim then the Material Breach Amount shall represent Chiesi's sole and exclusive and final remedy and the sole and exclusive liability of Kamada under this Agreement.

If Chiesi elects to file a claim for damages incurred as a result of such material breach by Kamada within such [*****] period, and a final arbitral award determines that the damages actually suffered by Chiesi as a result of the aforesaid material breach (the “Actual Damages”) are [*****] then Kamada shall pay to Chiesi [*****]. Thus if the final arbitral award determines that the Actual Damages amount to [*****] then Kamada shall pay to Chiesi an amount of [*****].

If Chiesi elects to file a claim for damages incurred as a result of such material breach by Kamada within such [*****] period, and a final arbitral award determines that the Actual Damages are [*****] then Chiesi shall pay to Kamada [*****]. Thus (in the above example) if the final arbitral award determines that the Actual Damages amount to [*****] then [*****] shall pay [*****] an amount of [*****] (using the above example) minus [*****] = [*****].

(c)          Upon the expiration of this Agreement, in the event Kamada offers to Chiesi any Agreement renewal on the same terms as set forth in this Agreement, and Chiesi refuses such renewal, then the transfer of the Trademark ownership provisions of Section 6.9 above shall also apply.

14.4        Effect of Termination. Except as otherwise provided in this Agreement:

(a)          Termination or expiration of this Agreement, in whole or solely with respect to one or more countries in the Territory, shall not release either Party from the obligation to make payment of all amounts due and payable as of the applicable expiration or termination date.

(b)          If Kamada terminates this Agreement pursuant to Sections 14.2(a), 14.2(b), 14.2(d), or 14.2(e) above, Kamada shall have the right, at its option, to cancel any or all purchase orders that provide for delivery after the effective date of termination.

(c)          If Kamada terminates this Agreement pursuant to Sections 14.2(a), 14.2(b), 14.2(d), or 14.2(e), Chiesi shall reimburse Kamada at its actual cost therefore for any in-process materials and Product specific labels and inserts not otherwise useable or saleable by Kamada after exercise, by Kamada, of Commercially Reasonable Efforts to mitigate any such loss.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(d)          If Kamada terminates this Agreement pursuant to Sections 14.2(a), 14.2(b), 14.2(d), or 14.2(e) above, at Kamada’s election (i) Chiesi shall be permitted to resell any inventory of the Product on hand or en route or which has been ordered from Kamada at the time of termination and the license granted pursuant to Section 11.2 shall continue for [*****] or until all such units of Product have been sold, if earlier, or (ii) Kamada shall purchase Chiesi’s inventory on hand, provided that such inventory complies with the Specifications and that the expiration date on each unit of the Product shall allow Commercialization thereof, at the Transfer Price paid by Chiesi plus all shipping and other costs reasonably incurred by Chiesi in handling and storing such Product.

(e)          Chiesi’s and Kamada’s respective indemnification obligations and their other respective obligations pursuant to Sections 2.3, 5.4, 5.8 and 10.2, and ARTICLE 8, ARTICLE 11, ARTICLE 12, ARTICLE 13 (provided however, that the obligations under Section 13.5 shall be for the time period set forth therein), ARTICLE 15 and ARTICLE 16 shall survive termination of this Agreement.

(f)          Except as specifically set forth in this ARTICLE 14, or any other provision in this Agreement upon termination of this Agreement for any reason, neither Party shall have any further obligations pursuant to this Agreement.

ARTICLE 15
NOTICES

15.1        Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, facsimile or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the other Party at the following address (or at such other address for which such Party gives notice hereunder):

If to Chiesi:

Chiesi Farmaceutici S.p.A.

Via Palermo 26/A

43122 Parma, Italy

Attention: Chief Executive Officer

Copy to: Corporate Development Head and General Counsel

Telephone: +39 0521 2791

Facsimile: +39 0521 774468

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

39

If to Kamada:	Kamada Ltd. Science Park Kiryat Weizmann 7 Sapir St. P.O Box 4081 Ness Ziona 74140, Israel Attention: Chief Executive Officer Telephone: +972 8 9406472 Facsimile: +972 8 9406473

ARTICLE 16
MISCELLANEOUS

16.1        Relationship of Parties. The relationship of the Parties established by this Agreement is solely that of independent contractors, and nothing shall be deemed to create or imply any employer/employee, principal/agent, partner/partner or co-venturer relationship, or that the Parties are participants in a common undertaking. Neither Party shall have the right to direct or control the activities of the other Party or incur or assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party or bind such other Party to any obligation for any purpose whatsoever.

16.2        Entire Agreement. This Agreement, including the exhibits and schedules attached hereto and incorporated as an integral part of this Agreement, the Quality Agreement and the SDEA constitute the entire agreement of the Parties with respect to the subject matter hereof, and supersede all previous proposals, oral or written, and all negotiations, conversations or discussions heretofore had between the Parties related to this Agreement.

16.3        No Waiver; Amendment. No waiver of any term or condition of this Agreement shall be valid or binding on any Party unless agreed to in writing by the Party to be charged. The failure of either Party to enforce at any time any of the provisions of the Agreement, or the failure to require at any time performance by the other Party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of either Party to enforce each and every such provision thereafter. This Agreement may not be amended or modified except by the written agreement of the Parties. All purchase orders are subject to the terms and conditions of this Agreement, and any attempt by such purchase order to alter or modify the terms and conditions of this Agreement shall be void.

16.4        Assignment.

(a)          Except as provided below, neither Party may assign or otherwise transfer its rights and obligations under this Agreement without the prior written consent of the other Party. Any attempted assignment or transfer in violation of this provision shall be null and void. Unless prohibited by law, either Party may assign or otherwise transfer (whether by operation of law, change of control or otherwise) its rights and obligations under this Agreement, without the prior written consent of the other Party, (A) to an Affiliate, provided that the assigning Party remains responsible for the performance of this Agreement by such Affiliate, or (B) in connection with a sale of all or substantially all of the assets or equity of either Party, provided that in the case of such an asset sale such assignee agrees to be bound by the terms of this Agreement. Prior to or promptly after any assignment not requiring consent of the other Party, either Party shall give the other Party notice of the assignment.

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(b)          All terms and conditions of this Agreement shall be binding on and inure to the benefit of the successors and permitted assigns of the Parties.

16.5         Force Majeure. Except for each Party’s confidentiality and indemnity obligations and its obligations to make any payments in accordance with this Agreement, any delay in the performance of any of the duties or obligations of either Party hereto (except the payment of money), to the extent caused by an event outside the affected Party’s reasonable control, shall not be considered a breach of this Agreement, and unless provided to the contrary herein, the time required for performance shall be extended for a period equal to the period of such delay. Such events (hereinafter referred to as “Force Majeure” events) shall include without limitation, acts of God; acts of public enemies; war, terrorism, insurrections; riots; injunctions; embargoes; labor disputes affecting Third Parties providing services to a Party under this Agreement (including strikes, lockouts, job actions, or boycotts); fires; explosions; floods; shortages of material or energy; batch rejections (even though such events are typically foreseeable in the pharma industry), acts or orders of any government or agency thereof or other causes beyond the reasonable control and without the fault or negligence of the Party so affected. The Party so affected shall give prompt written notice to the other Party of such cause and a good faith estimate of the continuing effect of the Force Majeure condition and duration of the affected Party’s nonperformance, and shall take whatever reasonable steps are appropriate to relieve the effect of such causes as rapidly as possible. If the circumstances of Force Majeure affect the other Party’s performance herein or delays performance for more than [*****] consecutive days, then the other Party may terminate this Agreement upon [*****] advance written notice with such termination to be effective as of the first day of such force majeure event.

16.6         Governing Law; Mandatory Arbitration.

(a)          The validity, interpretation, and enforcement of this Agreement and all matters arising directly and indirectly from this Agreement shall be governed by the laws of England, without regard to any conflicts or choice of law rules.

(b)          Except as set forth in Section 8.2 above and in sub-Section (e) below, any dispute, claim, controversy or other matter in question between the Parties arising out of or relating to this Agreement, including all issues of face and law, that are not resolved by mutual agreement, shall be resolved solely and exclusively by binding arbitration administered by the International Chambers of Commerce (the “ICC”). Unless the Parties can mutually agree on one neutral arbitrator, the arbitration shall be conducted by three (3) neutral arbitrators nominated as follows: each Party shall nominate one (1) arbitrator and the third arbitrator shall be selected by the first two (2) arbitrators; provided that if the first two (2) arbitrators do not make a selection within thirty (30) calendar days after the appointment of the second arbitrator, then the third arbitrator shall be selected by ICC under its standard selection procedures. The third arbitrator shall act as chair of the arbitration proceedings. The arbitration shall take place in London, England and shall be conducted in the English language.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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(c)          Any final arbitral award shall be in writing and shall state the reasons for the award. It will be final and binding on each of the Parties (and their permitted successors and assigns, if any) and shall be enforceable anywhere in the world. Without limiting the foregoing, each of the signatories hereto agree that any final arbitral award may be enforced in any of the courts located in Israel or in the Territory, in accordance with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards. For the purpose of the enforcement of such final arbitral award in any court located in Israel or in the Territory only: each signatory hereto consents and submits to the personal jurisdiction of such courts situated in Israel or in the Territory and further waives any claim or defense based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens or other similar challenge in such courts, and waives trial by jury. The cost of the arbitration, including the fees of the arbitrators, shall be borne by the Party the arbitrator determines has not prevailed in the arbitration.

(d)          All arbitral proceedings shall be confidential and the Parties agree that neither the Parties nor the arbitrators may disclose the existence or content of the arbitration. The Parties further agree that the results of the arbitration will remain confidential and shall not reveal the final award to any Third Party, except: (i) to enforce a final arbitral award; (ii) as required by Applicable Law and Guidelines, including but not limited to applicable disclosure requirements imposed by the laws, regulations, or rules of any jurisdiction or stock exchange to which a Party is subject to or discovery requests by Third Parties in subsequent litigation (provided that the Party subject to any such requirement shall provide advance written notice thereof as soon as practicable and shall not contest or object to any efforts by the other Party to seek protective arrangements); (iii) as is reasonably necessary to be disclosed to the Parties’ employees, investors, potential investors, Representatives, or bondholders (provided that such parties are advised of the confidentiality of the information and are bound to maintain the confidentiality of such information); or (iv) as is reasonably necessary to the defense of any action to which the final award may apply.

(e)          Notwithstanding the above, either Party may seek injunctive relief, or obtain any other provisional remedy, from any court of competent jurisdiction, to prevent irreparable harm or preserve the status quo, as may be necessary in its sole judgment, to protect its rights.

16.7         Remedies. The exercise of any remedies hereunder shall be cumulative and in addition to and not in limitation of any other remedies available to such Party at law or in equity.

16.8         Further Assurances. Each Party agrees to cooperate fully with the other and execute such instruments, documents and agreements and take such further actions to carry out the intents and purposes of this Agreement.

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16.9         Counterparts; Facsimile. This Agreement may be executed in more than one counterpart, each of which constitutes an original and all of which together shall constitute one enforceable agreement. For purposes of this Agreement and any other document required to be delivered pursuant to this Agreement, facsimiles or electronic reproductions of signatures shall be deemed to be original signatures. In addition, if any of the Parties sign facsimile copies of this Agreement, such copies shall be deemed originals.

16.10         Construction; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any article, section, recital, exhibit, schedule and party references are to this Agreement unless otherwise stated. No Party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any Party. Except where the context otherwise requires, where used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The term “includes” and “including” as used herein means including, but not limited to. Unless otherwise noted, “days” shall refer to calendar days and not business days.

16.11         Press Releases and Announcements; Use of Names. Neither Party may issue any press release or make any public announcement concerning the transactions contemplated by this Agreement without the prior consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, if any public announcement with respect to the subject matter herein is required by Applicable Laws and Guidelines or any listing agreement with a securities exchange or quotation system, the Party required to make such announcement may do so provided that such Party has provided reasonable notice and a copy of such announcement to the other Party as promptly as practicable in advance of such announcement and, to the extent practicable, take the views of the other Party in respect of such announcement into account prior to making such announcement. Notwithstanding the foregoing, Chiesi or Kamada shall not be prevented from mentioning the name of the other Party, or from disclosing any information if, and to the extent that, such mention or disclosure is to competent authorities for the purposes of obtaining EU Centralized Approval or Regulatory Approval or permission for the exercise of its obligations under this Agreement.

16.12         Severability. Each Party hereby agrees that it does not intend, by its execution hereof, to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic and other effects are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole or the validity of any portions hereof, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

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16.13         Non-Solicitation. Each Party agrees that it shall not, during the Term and for [*****] afterwards, directly or indirectly, solicit the services, as employee, consultant or otherwise, any employee of the other Party; provided, however, that nothing in this Section 16.13 shall prohibit a Party or any Affiliate of such Party from: (a) hiring any employee that has responded to a general advertisement or solicitation made to the general public or the industry in general or (b) soliciting the services, as employee, consultant or otherwise, or hiring any such employee after the date that is [*****] after the date on which such employee leaves the employ of such other Party. In the event of a violation of this non-solicitation obligation, the violating Party shall pay to the other Party a penalty in the amount of the [*****] last annual salaries (including bonuses) of the respective employee/personnel; provided, however, that the foregoing shall not prevent the non-violating party from seeking other equitable relief (including, but not limited to, an injunction) to stop the solicitation or other violation and such other damages as determined in accordance with the terms of this Agreement. The provisions of this Section 16.13 shall survive termination of this Agreement.

[Signature Page Follows]

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[Signature Page to Exclusive Distribution Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the Effective Date.

CHIESI FARMACEUTICI S.p.A.		KAMADA LTD.
By:	/s/ Ugo Di Francesco	By:	/s/ David Tsur
Name: Dr. Ugo Di Francesco		Name: Mr. David Tsur
Title: Chief Executive Officer		Title: Chief Executive Officer

By:	/s/ Paolo Chiesi	By:	/s/ Gil Efron
Name: Dr. Paolo Chiesi		Name: Mr. Gil Efron
Title: Vice-President		Title: Chief Financial Officer

Exhibit 1.67

Patents

[see attachment]

This exhibit has been redacted in its entirety.*

* Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

Exhibit 1.80

Specifications

[To be attached.]

Exhibit 1.86

Trademarks

[To be attached.]

Exhibit 2.3(a)

[*****]

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

Exhibit 2.3(b)

[*****]

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

Exhibit 2.7

Joint Steering Committee

1.1	Joint Steering Committee; Sub-Committees.

a)	Structure. To facilitate communication between the Parties with respect to this Agreement, the Parties shall appoint a Joint Steering Committee consisting of two (2) representatives nominated by Chiesi and two (2) representatives nominated by Kamada. The initial representatives shall be set forth in writing within thirty (30) days after the Effective Date. Each Party may replace its representatives by providing written notice to the other Party. Employees and other representatives of each Party that are not members of the Joint Steering Committee may attend meetings of the Joint Steering Committee and any Sub-Committees (as defined below) as required to further the activities contemplated by this Agreement.

b)	Time and Location of Meetings. The Joint Steering Committee (and all Sub-Committees thereof) shall meet at such times and places, in person or by telephone conferencing, web-conferencing, video conferencing or other electronic communication, as it shall determine to carry out its responsibilities; provided, however, that the initial meeting of the Joint Steering Committee shall be held no later than thirty (30) days after the Effective Date. Thereafter, the JSC shall hold regular teleconferences not less frequently than once each calendar quarter.

c)	Minutes. The JSC and all Sub-Committees shall designate for each meeting one person who shall be responsible for drafting and issuing minutes of the meeting reflecting all material items discussed and any agreements of the JSC, which minutes shall be distributed to all JSC members for review and approval. Such minutes shall provide a description in reasonable detail of the discussions held at the meeting and a list of any actions, decisions or determinations approved by the JSC. Minutes of each JSC meeting shall be approved or disapproved, and revised as necessary, within thirty (30) days of each such meeting.

d)	Sub-Committees. Certain sub-committees (each a “Sub-Committee”) may be established by the JSC as necessary, with equal representation from Chiesi and Kamada to address specific issues in greater detail. Unless otherwise agreed, Chiesi and Kamada will have equal membership and voting power on all Sub-Committees.

e)	Scope of Authority; Responsibilities.

(i)	The Joint Steering Committee shall, subject to the restrictions set forth in this Agreement, will have the authority to make decisions relating to the ongoing management of the relationships between the parties with respect to this Agreement. The Joint Steering Committee shall have such other responsibilities as set forth herein and as the Parties may agree in writing from time to time.

(ii)	For the avoidance of doubt, the Joint Steering Committee shall have no authority to: (A) amend any of the terms of this Agreement; or (B) waive any rights that either Party may otherwise have pursuant to this Agreement or otherwise. Notwithstanding the foregoing, the JSC may make recommendations to the Parties for amendment of this Agreement.

f)	Decisions. The decisions of the Joint Steering Committee must be unanimous with representatives of Chiesi having one collective vote and representatives of Kamada having one collective vote. If a dispute arises regarding matters within the scope of responsibilities of the Joint Steering Committee, and the Joint Steering Committee fails to reach a unanimous decision on its resolution within thirty (30) days of when the dispute was first presented to the Joint Steering Committee, then the matter shall be elevated through each Party’s respective senior management representatives for resolution. If the matter remains unresolved fifteen (15) days after referral to such senior management representatives, it shall be resolved –in accordance with Section 16.6 above.

1.2	Sub-Committees.

a)	Generally. At its initial meeting, the JSC shall establish and appoint members to the Marketing and Sales Sub-Committee set forth in this Section 1.2, which shall hold its first meeting within thirty (30) days of its formation.

b)	Marketing and Sales Subcommittee. The Marketing and Sales sub-committee (the “MSSC”) shall be responsible for, among other things, marketing and sales of the Product. After the initial meeting required pursuant to this Section 1.2, the MSSC shall meet as required to address any matters related thereto. Chiesi and Kamada shall have equal representation and equal voting on the MSSC, provided that in the event of any unresolved dispute, Chiesi shall have the casting vote, except if such unresolved dispute causes: (i) Kamada to bear any additional expenses not specifically stated in the Agreement, or (ii) makes any changes in the Marketing Plan.

c)	At any convenient time, the JSC may also establish and appoint members to a proper Sub-Committee responsible to handle the relationship with PARI, subject to any applicable provisions hereunder and/or under the Commercialization Agreement.

Exhibit 4.2(f)

Sample Certificate of Analysis (COA)

[To be attached.]